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Filed Pursuant to 424(b)(7)
File No. 333-225849

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT (Subject to completion, dated June 27, 2018)

Prospectus Supplement
(To Prospectus dated June 25, 2018)

19,379,335 American Depositary Shares,
each American Depositary Share representing three Preferred Shares

(incorporated in the Federative Republic of Brazil)

        This is an offering by the selling shareholder referred to in this prospectus supplement, or the Selling Shareholder, of 19,379,335 American depositary shares, or ADSs, each of which represents three preferred shares (which ratio may be changed, as described in "Description of American Depositary Shares" in the accompanying prospectus) and may be evidenced by an American depositary receipt, or ADR, or may be held in uncertificated form (as described in "Description of American Depositary Shares" in the accompanying prospectus). The offering of the ADSs is being underwritten by the underwriters named in this prospectus supplement. This prospectus supplement relates to the offering by the underwriters of ADSs in the United States and elsewhere outside of Brazil.

        Our ADSs are currently listed on the New York Stock Exchange, or NYSE, under the symbol "AZUL." On June 26, 2018, the last reported sale price of our ADSs on NYSE was US$17.31 per ADS. Our preferred shares are currently listed on the Level 2 (Nível 2) segment of the São Paulo Stock Exchange (B3 S.A.—Brasil, Bolsa, Balcão), or B3, under the symbol "AZUL4."

        Investing in our ADSs involves risk. See "Risk Factors" beginning on page S-5 of this prospectus supplement and in our other filings with the Securities and Exchange Commission, or SEC, incorporated by reference in this prospectus supplement or the accompanying prospectus to read about factors you should consider before buying our ADSs.

Per ADS

Public offering price	US$

Underwriting discounts and commissions(1)	US$

Proceeds, before expenses, to the Selling Shareholder(2)	US$

(1)
See "Underwriting" for a description of all compensation payable to the underwriters.

(2)
We will not receive any proceeds from this offering, excluding amounts to reimburse us for certain payments made by us on behalf of the Selling Shareholder. See "Use of Proceeds."

        Neither the SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM, nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Delivery of the ADSs will be made through the facilities of The Depository Trust Company, or DTC, on or about                        , 2018.

Joint Global Coordinators

Citigroup	Deutsche Bank Securities	UBS Investment Bank

Joint Bookrunners

Bradesco BBI	Itaú BBA

Prospectus supplement dated                , 2018.

Prospectus Supplement

Prospectus

S-i

        Neither we, the Selling Shareholder, the underwriters, nor any of their respective agents, have authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of the Company or to which we may have referred you. We, the Selling Shareholder, the underwriters and their respective agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, the Selling Shareholder, the underwriters, nor their respective agents, are making an offer to sell the ADSs in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents (except as otherwise indicated), and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of the ADSs. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        This document is divided in two parts. The first part is this prospectus supplement, which describes the terms of this offering of ADS and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated June 25, 2018, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

        In this prospectus supplement, references to "Azul," the "Company," "we," "us" and "our" refer to Azul S.A., a sociedade por ações incorporated under the laws of Brazil, and its subsidiaries on a consolidated basis, unless the context requires otherwise. The term "Selling Shareholder" refers to Hainan Airlines Holding Co., Ltd. For more information, see "Principal Shareholders and Selling Shareholder." The term "underwriters" refers to Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC, Banco Bradesco BBI S.A. and Itau BBA USA Securities, Inc., who will collectively act as underwriters with respect to the offering of the ADSs.

        The term "Brazil" refers to the Federative Republic of Brazil and the phrase "Brazilian government" refers to the federal government of Brazil. "Central Bank" refers to Banco Central do Brasil. References in the prospectus supplement to "real," "reais" or "R$" refer to the Brazilian real, the official currency of Brazil and references to "U.S. dollar," "U.S. dollars" or "US$" refer to U.S. dollars, the official currency of the United States.

S-ii

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference are forward-looking in nature, such as statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results.

        These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our ADSs and the underlying preferred shares. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties and assumptions and are made in light of information currently available to us.

        These statements appear throughout this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference and include statements regarding our intent, belief or current expectations in connection with:

  •
  changes in market prices, customer demand and preferences and competitive conditions;

  •
  general economic, political and business conditions in Brazil, particularly in the geographic markets we serve as well as any other countries we currently serve and may serve in the future;

  •
  our ability to keep costs low;

  •
  existing and future governmental regulations;

  •
  increases in maintenance costs, fuel costs and insurance premiums;

  •
  our ability to maintain landing rights in the airports that we operate;

  •
  air travel substitutes;

  •
  labor disputes, employee strikes and other labor-related disruptions, including in connection with negotiations with unions;

  •
  our ability to attract and retain qualified personnel;

  •
  our aircraft utilization rate;

  •
  defects or mechanical problems with our aircraft;

  •
  our ability to successfully implement our growth strategy, including our expected fleet growth, passenger growth, our capital expenditure plans, our future joint venture and partnership plans, our ability to enter new airports (including certain international airports), that match our operating criteria;

  •
  management's expectations and estimates concerning our future financial performance and financing plans and programs;

  •
  our level of debt and other fixed obligations;

  •
  our reliance on third parties, including changes in the availability or increased cost of air transport infrastructure and airport facilities;

  •
  inflation, appreciation, depreciation and devaluation of the real;

S-iii

  •
  our aircraft and engine suppliers; and

  •
  other factors or trends affecting our financial condition or results of operations, including those factors identified or discussed as set forth under "Risk Factors."

        The words "believe," "understand," "may," "will," "aim," "estimate," "continue," "anticipate," "seek," "intend," "expect," "should," "could," "forecast" and similar words are intended to identify forward-looking statements. You should not place undue reliance on such statements, which speak only as of the date they were made. Neither we nor the underwriters undertake any obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus supplement because of new information, future events or other factors. Our independent public auditors have neither examined nor compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. In light of the risks and uncertainties described above, the future events and circumstances discussed in this prospectus supplement might not occur and are not guarantees of future performance. Because of these uncertainties, you should not make any investment decision based upon these estimates and forward-looking statements.

S-iv

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

        We are incorporating by reference into this prospectus supplement certain information that Azul has filed with the SEC, which means that we are disclosing important information to you by referring you to other documents. This prospectus supplement incorporates by reference the documents listed below and any future filings made by Azul with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this prospectus supplement and prior to termination of this offering.

        The following documents, which have been filed with or furnished to the SEC by Azul, are hereby incorporated by reference into this prospectus supplement:

  •
  Azul's Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 27, 2018.

  •
  Azul's Report on Form 6-K furnished to the SEC on April 27, 2018, regarding the private preferred share transaction of Azul's shares by Hainan Airlines to United Airlines;

  •
  Azul's Report on Form 6-K furnished to the SEC on June 1, 2018, regarding the effects of a nationwide truck drivers' strike; and

  •
  Azul's Report on Form 6-K furnished to the SEC on June 27, 2018, containing our unaudited interim condensed consolidated financial statements at March 31, 2018 and for the three month periods ended March 31, 2018 and 2017.

        Nothing in this prospectus supplement shall be deemed to incorporate information furnished, but not filed, with the SEC. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently dated or filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        The information incorporated by reference is an important part of this prospectus supplement. Neither we, the Selling Shareholder nor the underwriters have authorized anyone to provide you with information other than that contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement. This

S-v

prospectus supplement contains summaries of certain agreements that we have entered into or expect to enter into in connection with this offering. The description of these agreements contained in this prospectus supplement do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written request to us at the following address:

Azul S.A.
Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP 06460-040, Brazil
Telephone Number: +55 (11) 4831-2880
Attention: Investor Relations Department

        Our reports and documents incorporated by reference into this prospectus supplement or the accompanying prospectus may also be found in the "Investors" section of our website at www.voeazul.com.br. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or any registration statement of which it forms a part.

S-vi

SUMMARY

        This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. It does not contain all of the information that you should consider before investing in our ADSs. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading "Risk Factors" herein and in our annual report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 27, 2018 (the "2017 Form 20-F") and the financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

 Our Company

        We are the largest airline in Brazil in terms of departures and cities served, with 739 daily departures to 106 destinations, creating an unparalleled network of 206 non-stop routes as of March 31, 2018. As the sole airline on 71% of our routes, we are the leading airline in 66 Brazilian cities in terms of departures in the three months ended March 31, 2018. In April, 2018, we were awarded for the second year in a row as best airline in Latin America by TripAdvisor Travelers' Choice. In addition to having an extensive network, optimized fleet, and a high quality service, we wholly own our loyalty program TudoAzul, a strategic revenue-generating asset.

        For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

        We are incorporated as a Brazilian sociedade por ações under the corporate name Azul S.A. Our headquarters are at Edifício Jatobá, 8th floor, Castelo Branco Office Park, Avenida Marcos Penteado de Ulhôa Rodrigues, 939, Tamboré, Barueri, São Paulo, SP 06460-040, Brazil. We are registered with the Board of Trade of the state of São Paulo under corporate registration number, or NIRE, 35.300.361.130. We have been registered with the CVM as a publicly held corporation since April 7, 2017. Azul's website is www.voeazul.com.br. The information contained on or accessible through our website neither constitutes part of this prospectus supplement nor is incorporated by reference herein.

 SUMMARY OF THE OFFERING

        The following summary of the offering contains basic information about the offering and our preferred shares and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our preferred shares and the ADSs, please refer to the sections of the accompanying prospectus entitled "Description of Capital Stock" and "Description of American Depositary Shares."

Issuer	Azul S.A.
The Offering	The Selling Shareholder is offering 19,379,335 ADSs, each ADS representing three preferred shares of Azul, through the underwriters in the United States and elsewhere outside Brazil.
Selling Shareholder	Hainan Airlines Holding Co., Ltd. See "Principal Shareholders and Selling Shareholder."
Underwriters	Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC, Banco Bradesco BBI S.A. and Itau BBA USA Securities, Inc.
Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and UBS Securities LLC will act as representatives for the underwriters.
Bradesco Securities Inc. will act as placement agent on behalf of Banco Bradesco BBI S.A.
Shares outstanding prior to and immediately after this offering	928,965,058 common shares and 325,990,645 preferred shares. No preferred shares are being issued by us in connection with this offering.
Preferred shares underlying the ADSs being offered

Preferred shares without voting rights, except for the voting rights mentioned in "Description of Capital Stock" in the accompanying prospectus and the documents incorporated by reference herein for as long as our company is listed on the Level 2 (Nível 2) segment of B3. Holders of our preferred shares benefit from certain tag-along rights, the right to receive 75 times the dividends paid on our common shares and liquidation preferences, all as described in "Description of Capital Stock" in the accompanying prospectus and the documents incorporated by reference herein.

ADSs

Each ADS represents three preferred shares of Azul and may be represented by American depositary receipts, or ADRs. The ADSs will be issued under a deposit agreement entered into among us, Citibank, N.A., as depositary, and the holders and beneficial owners of ADSs issued under the deposit agreement. Preferred shares currently held by the Selling Shareholder will be converted into ADSs pursuant to the deposit agreement in connection with the settlement of the offering.

Public offering price	The public offering price for the offering of the ADSs is set forth on the cover page of this prospectus supplement.
Use of proceeds	We will not receive any of the proceeds from the sale of the ADSs by the Selling Shareholder except for amounts to be reimbursed for certain payments made by us on behalf of the Selling Shareholder.
Dividends and dividend policy

Holders of our preferred shares are entitled to receive 75 times the value of dividends (and other distributions) distributed to holders of our common shares. Holders of our common and preferred shares are entitled to receive, subject to the proportion described above, an aggregate annual mandatory distribution of at least 0.1% of our adjusted net income as calculated and adjusted pursuant to Brazilian corporate law. Holders of our preferred shares are entitled to the general voting rights provided in the Corporate Governance Rules of the Level 2 (Nível 2) segment of B3. For further details, see "Item 10.F. Additional Information—Dividends and Payment Agents—Dividend Policy" of our 2017 Form 20-F.

Lock-up agreement

We, the Selling Shareholder, certain of our directors and executive officers and holders of shares representing at least 5.0% of the economic interest in Azul have entered into lock-up agreements with the underwriters prior to the commencement of the offering pursuant to which each of these persons or entities have agreed, for a period of 45 days after the date of this prospectus supplement, subject to certain exceptions, not to issue, offer, sell, contract to sell, deposit or otherwise transfer or dispose of, directly or indirectly, or, in respect of our lock-up provision, file with the SEC or the CVM a registration statement (in respect of the Company) or make any demand for registration (in respect of the shareholders) relating to, any preferred shares, ADSs or securities convertible into or exchangeable or exercisable for preferred shares (including our common shares) or ADSs, or publicly disclose any intention to make any such issuance, offer, sale, pledge, deposit, transfer, disposition or filing, without the prior written consent of the underwriters.

Depositary	Citibank, N.A.
Taxation	For a discussion of the material Brazilian and U.S. federal income tax consequences relating to an investment in our ADSs, see "Taxation."
Risk factors	Investing in our ADSs and the underlying preferred shares involves risks. See "Risk Factors" for a discussion of risks you should carefully consider before deciding to invest in our ADSs.

Listing

Our ADSs are currently listed on the NYSE, under the symbol "AZUL" and our preferred shares are currently listed on the Level 2 (Nível 2) segment of B3 under the symbol "AZUL4." We cannot assure you that a trading market for our preferred shares or ADSs will continue.

Transfer restrictions	The ADSs, and the underlying preferred shares, will be subject to certain transfer restrictions as described under "Underwriting—Selling Restrictions."

RISK FACTORS

        This offering and an investment in our ADSs involve a high degree of risk. You should carefully consider the risks described below, as well as those contained in our 2017 Form 20-F, including our consolidated financial statements and the related notes included therein, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. We could be materially and adversely affected by any of these risks. The trading price of our ADSs could decline due to any of these risks or other factors, and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of Our ADSs

The price of our ADSs and the underlying preferred shares may fluctuate significantly following this offering, and you may not be able to resell ADSs at or above the price you paid or at all, and you could lose all or part of your investment as a result.

        The trading price of our ADSs and the underlying preferred shares may experience volatility following this offering. Market volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your ADSs at or above the public offering price due to a number of factors such as:

  •
  the factors described above under the heading "Forward-Looking Statements;" and

  •
  the risk factors described in our 2017 Form 20-F.

Future sales, or the perception of future sales, by us or our existing shareholders in the public market could cause the market price for our ADSs and the underlying preferred shares to decline.

        The sale of substantial amounts of ADSs or preferred shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our ADSs and preferred shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Changes in Brazilian tax laws may have an adverse impact on the taxes applicable to a disposition of our preferred shares, including in the form of ADSs.

        Law No. 10,833 of December 29, 2003, or Law No. 10,833, provides that the disposition of assets located in Brazil by a nonresident to either a resident or a nonresident of Brazil is subject to taxation in Brazil, regardless of whether the disposition occurs outside or within Brazil. This provision results in the imposition of income tax on the gains arising from a disposition of our preferred shares by a nonresident of Brazil to either a resident or a nonresident of Brazil. However, since currently there is no judicial guidance determining whether ADSs should be considered assets located in Brazil, we are unable to predict whether Brazilian courts may decide that income tax under Law No. 10,833 applies to gains assessed on dispositions of our ADSs. In the event that the disposition of assets is interpreted to include the disposition of our ADSs, this tax law would result in the imposition of withholding taxes on the sale of our ADSs by a nonresident of Brazil to either a resident or a nonresident of Brazil. Because any gain or loss recognized by a U.S. Holder (as defined in "Taxation—Material U.S. Federal Income Tax Consequences") on the disposition of preferred shares or ADSs will generally be treated as U.S.-source gain or loss for U.S. foreign tax credit purposes, the U.S. Holder may not be able to benefit from a foreign tax credit for Brazilian income tax imposed on the disposition of preferred shares or ADSs unless the U.S. Holder can apply the credit against U.S. federal income tax payable on other income from foreign sources. See "Taxation—Material U.S. Federal Income Tax Consequences—Sale or Other Taxable Disposition of Preferred Shares, Including in the Form of ADSs."

Our results of operations, including for current periods, may be adversely affected by market conditions.

        Our results of operations are dependent on a variety of factors, including among others the Brazilian and international economic environment, aviation fuel costs, exchange rate fluctuation and seasonality. These and other factors can be expected to adversely affect the level of our profit and result in a decrease from comparable prior 2017 periods. At this time, our results for the six months ending June 30, 2018 are not yet available and we believe that results will reflect the adverse effects of current macroeconomic conditions in Brazil, the impact of foreign exchange fluctuation, rising international oil and fuel prices, the non-cash book loss resulting from the sale of aircraft and the recent truckers strike as a result we may report a decrease in our operating result for the six months ended June 30, 2018 compared to the same period in 2017.

The ongoing economic uncertainty and political instability in Brazil may adversely affect us and the price of our preferred shares, including in the form of ADSs.

        Brazil's political environment has historically influenced, and continues to influence, the performance of the country's economy. Political crises have affected and continue to affect the confidence of investors and the general public, which have historically resulted in economic deceleration and heightened volatility in the securities issued by Brazilian companies.

        The recent economic instability in Brazil has contributed to a decline in market confidence in the Brazilian economy as well as to a deteriorating political environment. In addition, various ongoing investigations into allegations of money laundering and corruption being conducted by the Office of the Brazilian Federal Prosecutor, including the largest such investigation, known as Operação Lava Jato, have negatively impacted the Brazilian economy and political environment. Members of the Brazilian government as well as senior officers of large state-owned companies have faced or are currently facing allegations of corruption and money laundering as a result of these investigations. These individuals are alleged to have accepted bribes by means of kickbacks on contracts granted by the government to several infrastructure, oil and gas and construction companies. The profits of these kickbacks allegedly financed the political campaigns of political parties forming the previous government's coalition that was led by former President Dilma Rousseff, which funds were unaccounted for or not publicly disclosed. These funds were also allegedly destined toward the personal enrichment of certain individuals. A number of senior politicians, including members of Congress, and high-ranking executives officers of major corporations and state-owned companies in Brazil have been arrested, convicted of various charges relating to corruption, entered into plea agreements with federal prosecutors and/or have resigned or been removed from their positions. The potential outcome of Lava Jato as well as other ongoing corruption-related investigations is uncertain, but they have already had an adverse impact on the image and reputation of those companies that have been implicated as well as on the general market perception of the Brazilian economy, political environment and the Brazilian capital markets. We have no control over, and cannot predict, whether such investigations or allegations will lead to further political and economic instability or whether new allegations against government officials will arise in the future.

        President Dilma Rousseff was suspended from office on May 12, 2016, when the Brazilian Senate voted to hold a trial on impeachment charges against her. President Rousseff was replaced by Vice-President Michel Temer, who served as acting President until Ms. Rousseff was permanently removed from office by the Senate on August 31, 2016 for infringing budgetary laws. Michel Temer then became President for the remainder of the presidential term, which is due to end in October 2018. In June 2017, the Brazilian Higher Electoral Court (Tribunal Superior Eleitoral) cleared the electoral alliance formed by Ms. Rousseff and Mr. Temer of charges that it had violated campaign finance laws in the 2014 election. President Temer remains the subject of investigations by the Brazilian Federal Police and the Office of the Brazilian Federal Prosecutor relating to allegations of corruption, however, and may ultimately be subject to impeachment proceedings before his presidential term ends. We cannot predict how the ongoing investigations and proceedings will affect us or the price of our preferred shares, including in the form of ADRs. Further, presidential elections are to be held in Brazil in the second half of 2018. We cannot predict the outcome of those elections, including whether any successor to Mr. Temer will adopt policies or changes to current policies which may have a material adverse effect on us. Furthermore, uncertainty resulting from the Brazilian presidential elections may contribute to economic uncertainty in Brazil and to heightened volatility in the securities issued abroad by Brazilian companies.

        In addition, political demonstrations in Brazil over the last few years have affected the development of the Brazilian economy and investors' perceptions of Brazil. For example, street protests, which started in mid-2013 and continued through 2016, demonstrated the public's dissatisfaction with the worsening Brazilian economic condition (including an increase in inflation and fuel prices as well as rising unemployment), the perception of widespread corruption, as well as the potential for severe water and electricity rationing following a decrease in rainfall and water reservoir levels throughout Brazil in early 2016.

        On May 21, 2018, Brazilian truck drivers announced a nationwide strike demanding a reduction in tariffs imposed on diesel and changes to the fuel pricing policy currently adopted by Petrobras. Due to the nationwide strike, all sectors of the Brazilian economy, including the sector in which we operate, has been adversely affected. Any similar future event may adversely impact our business, financial condition and results of operations.

        Any of the above factors may create additional political uncertainty, which could have a material adverse effect on the Brazilian economy and, consequently, on us and the price of our preferred shares, including in the form of ADSs.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the ADSs by the Selling Shareholder except for amounts to be reimbursed for certain payments made by us on behalf of the Selling Shareholder.

 CAPITALIZATION

        The table below presents our consolidated capitalization as of March 31, 2018 on a historical basis.

        The information presented below in the column marked "Actual" is derived from our unaudited interim condensed consolidated financial statements as of March 31, 2018. This table should be read in conjunction with, and is qualified in its entirety by reference to, "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Loan and Financings", and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Off Balance Sheet Arrangements", and our unaudited interim condensed consolidated financial statements and the related notes included in our report on Form 6-K furnished to the SEC on June 27, 2018, incorporated by reference in this prospectus supplement.

	Actual
	US$(1)	R$
	(in thousands)
Current loans and financing	174,970	581,566
Noncurrent loans and financing	844,226	2,806,037
Current derivative financial instruments	13,871	46,103
Noncurrent derivative financial instruments	115,662	384,436

Total equity	908,213	3,018,717

Total capitalization(2)	2,056,941	6,836,859

(1)
For convenience purposes only, the amounts in reais as of March 31, 2018, have been translated to U.S. dollars using the rate R$3.3238 per US$1.00, which was the commercial selling rate for U.S. dollars as of March 31, 2018, as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate. See "Item 3.A. Selected Financial Data—Exchange Rates" in the 2017 Form 20-F for further information about recent fluctuations in exchange rates.

(2)
Total capitalization corresponds to the sum of current and noncurrent loans and financing, current and noncurrent derivative financial instruments and total equity.

PRICE RANGE OF ADSs AND UNDERLYING PREFERRED SHARES; DIVIDENDS

        In the United States, our preferred shares trade in the form of ADSs. Our ADSs trade on the NYSE under the symbol "AZUL" and our preferred shares trade on the B3 under the symbol "AZUL4."

        The following table sets forth the reported high and low closing sale prices for our ADSs on the NYSE, for the periods indicated:

	US$ per ADS
Year	High	Low
2017
Annual(1)	28.89	20.06
First Quarter	—	—
Second Quarter	25.43	20.06
Third Quarter	28.89	21.40
Fourth Quarter	28.62	23.35
2018
Annual	34.75	17.80
First Quarter	34.75	24.56
Recent Six Months
January 2018	29.19	24.56
February 2018	31.31	26.95
March 2018	34.75	30.15
April 2018	34.04	29.29
May 2018	30.79	20.89
June 2018 (through June 26, 2018)	21.61	17.31

Source: Bloomberg

(1)
Since April 10, 2017.

        On June 26, 2018, the last reported sale price of our ADSs on the NYSE was US$17.31 per ADS.

        The following table sets forth the reported high and low closing sale prices for our preferred shares on the B3, for the periods indicated:

	R$ per Preferred Shares
Year	High	Low
2017
Annual(1)	30.40	21.00
First Quarter	—	—
Second Quarter	26.60	21.00
Third Quarter	30.39	23.76
Fourth Quarter	30.40	25.60
2018
Annual	38.69	22.43
First Quarter	38.20	26.40
Recent Six Months
January 2018	31.05	26.40
February 2018	33.76	29.34
March 2018	38.20	32.90
April 2018	38.69	34.24
May 2018	35.51	25.54
June 2018 (through June 26, 2018)	27.00	21.87

Source: Bloomberg

(1)
Since April 10, 2017.

        On June 26, 2018, the last reported sale price of our preferred shares on the B3 was R$22.00 per share.

        We have not distributed dividends for the years ended December 31, 2017, 2016, and 2015.

 PRINCIPAL SHAREHOLDERS AND SELLING SHAREHOLDER

Principal Shareholders

        The tables below show the numbers of shares and percentage ownership held by (i) each person that is a beneficial owner of 5% or more of each class of our shares, (ii) all of our executive officers and directors as a group, (iii) certain other significant shareholders and (iv) all of our other minority shareholders. For a discussion of the differences in voting and other rights between our common and preferred shares, see "Description of Capital Stock" in the accompanying prospectus.

        As of May 31, 2018, 67.00% of our outstanding common stock was held by one record holder in the United States and approximately 22.35% of our outstanding preferred shares were traded in Brazil and 34.30% of our outstanding preferred shares were held as ADRs.

        The following table shows the beneficial ownership of our capital stock as of May 31, 2018:

Name	Common Shares	Percentage of Outstanding Common Shares	Total Preferred Shares	Percentage of Outstanding Preferred Shares	Percentage of Total Capital Stock	Economic Interest
David Neeleman(1)	622,406,638	67.00%	9,694,459	2.97%	50.37%	5.32%
Chieppe family(2)	169,146,929	18.21%	12,951,595	3.97%	14.51%	4.49%
Caprioli family(3)	137,411,491	14.79%	12,279,445	3.77%	11.93%	4.17%
Hainan(4)	—	—	58,138,006	17.83%	4.63%	17.18%
Bozano Group(5)	—	—	20,575,040	6.31%	1.64%	6.08%
Calfinco(6)	—	—	26,995,316	8.28%	2.15%	7.98%
Others	—	—	184,684,890	56.65%	14.72%	54.58%
Executive officers and directors(7)	—	—	270,094	0.08%	0.02%	0.08%
Treasury	—	—	401,800	0.12%	0.03%	0.12%
Total	928,965,058	100.00%	325,990,645	100.00%	100.00%	100.00%

(1)
Consists of shares beneficially owned by David Neeleman. The record holders of these shares are David Neeleman and Saleb II Founder 1 LLC. David Neeleman is a U.S resident and has a domicile in Brazil. The address for David Neeleman is Av. Marcos Penteado de Ulhôa Rodrigues, 939, 9th floor, Edifício Jatobá, Condomínio Castelo Branco Office Park, Tamboré, Barueri, 06460-040, São Paulo, Brazil. David Neeleman is our Chairman. The address for Saleb II Founder 1 LLC is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, Delaware 19801. David Neeleman's economic interest is 5.32%.

(2)
Consists of shares beneficially owned by Renan Chieppe and Decio Luiz Chieppe. The record holders of these shares are Trip Participações S.A., Trip Investimentos Ltda. and Rio Novo Locações Ltda. The address for Trip Participações S.A. is Rua José Alexandre Buaiz, 300, 17 e 18 andares, Enseada do Suá, CEP 29050-545, Vitória, Espírito Santo, Brazil. The address for Trip Investimentos Ltda. is Rodovia BR 262, km 5, s/n, CEP 29145-901, Cariacica, Espírito Santo, Brazil. The address for Rio Novo Locações Ltda. is Rodovia BR 262, Km 6,3, Sala 208, CEP 29157-405, Cariacica, Espírito Santo, Brazil. Renan Chieppe and Decio Luiz Chieppe are residents of Brazil and their address is Rua José Alexandre Buaiz, 300, Ed. Work Center, 18th floor, Enseada do Suá, Vitória, Espírito Santo, Brazil. Renan Chieppe and Decio Luiz Chieppe are members of our board of directors.

(3)
Consists of shares beneficially owned by José Mario Caprioli dos Santos. The record holder of these shares is Trip Participações S.A. and Trip Investimentos Ltda. The address for Trip Participações S.A. is Rua José Alexandre Buaiz, 300, 17 e 18 andares, Enseada do Suá, CEP 29050-545, Vitória, Espírito Santo, Brazil. The address for Trip Investimentos Ltda. is Rodovia BR 262, km 5, s/n, CEP 29145-901, Cariacica, Espírito Santo, Brazil. José Mario Caprioli dos Santos is a resident of Brazil and his address is Av. Marcos Penteado de Ulhôa Rodrigues, 939, 9th floor, Edifício Jatobá, 06460-040, Tamboré Barueri, São Paulo, Brazil. He is our Institutional Relations Officer and a member of our board of directors.

(4)
The record holder of these shares is Hainan Airlines Holding Co., Ltd., which is an affiliate of HNA Group Co, Ltd. As HNA Group Co, Ltd. is a privately held company, its beneficial owners are not publicly disclosed or known to us. The address for Hainan Airlines Holding Co., Ltd. is Haikou City, Hainan Province, at HNA Plaza, No.7 Guoxing Road, People's Republic of China.

(5)
Consists of shares beneficially owned by Julio Rafael de Aragão Bozano. The record holders of these shares are Kadon Empreendimentos S.A. and Bozano Investments LLC. The address for Bozano Investments LLC and Kadon Empreendimentos S.A. is Rua Visconde de Ouro Preto, 5, 11° andar (parte), Botafogo, 22250-180, Rio de Janeiro, Brazil. Julio Rafael de Aragão Bozano is a resident of Brazil and his address is Rua Visconde de Ouro Preto, 5, 11° andar (parte), Botafogo, 22250-180, Rio de Janeiro, Brazil.

(6)
Consists of shares owned beneficially and of record by Calfinco, Inc., a subsidiary of United. The address for Calfinco, Inc. is 233 S. Wacker Dr., Chicago, IL 60606.

(7)
Consists of shares held by Carolyn Luther Trabuco, Sérgio Eraldo de Salles Pinto, and indirectly by John Rodgerson, the sole member of Saleb II Founder 11 LLC, and, as such, holder of voting and dispositive power with respect to the shares held by Saleb II Founder 11 LLC. However, shares held by David Neeleman, Renan Chieppe, Decio Luiz Chieppe and José Mario Caprioli dos Santos are not being reported as being held by executive officers and directors, as they are being reported as held by David Neeleman, the Chieppe family and the Caprioli family, respectively.

Selling Shareholder

        This prospectus supplement relates to the sale of 19,379,335 ADSs by the Selling Shareholder, representing all of the Selling Shareholder's shares in Azul, other than one share after formation of the ADSs, which will be disposed of by the Selling Shareholder following the conclusion of the offering. The proposed sale follows the sale by the Selling Shareholder of 14,534,502 preferred shares of Azul to Calfinco, Inc., or Calfinco, a subsidiary of United Airlines and an existing shareholder of Azul, in April 2018. The proposed offering is part of the Selling Shareholder's strategic plan which includes capital raising initiatives, selected divestments, as well as investments in airlines and in the aviation services sector.

        On February 5, 2016, we entered into an investment agreement with the Selling Shareholder, as amended on June 6, 2016, or the Hainan Investment Agreement. Pursuant to the Hainan Investment Agreement, the Selling Shareholder agreed to make various investments in our Company in exchange for share ownership. In August 2016, the Selling Shareholder became our single largest equity shareholder following a strategic investment of US$450 million in exchange for shares representing approximately a 24% economic interest in our Company.

        Pursuant to the Hainan Investment Agreement, the Selling Shareholder has the right to elect three members of our board of directors, all of which were elected in October 2016. The Selling Shareholder is a party to our Shareholders' Agreement as described in the 2017 Form 20-F, which provides for the Selling Shareholder's right to elect three members of our board of directors, as long as it holds at least a 20% economic interest in our Company and owns the largest percentage of economic interest in our Company. For more information, see "Item 7.B. Related Party Transactions—Shareholders Agreement" in the 2017 Form 20-F.

        At a shareholders' meeting held on April 27, 2018, Azul's shareholders accepted the resignation of a member of the board of directors who had been appointed by the Selling Shareholder and rejected the appointment of a new board member in his place considering that, after the sale of the Selling Shareholder's preferred shares to Calfinco, Inc., the Selling Shareholder lost a seat on our board of directors. Upon completion of this offering, the Selling Shareholder will no longer be a shareholder of Azul and will cease to be a party to the Shareholders' Agreement. The Selling Shareholder will no longer have the right to appoint members of our board of directors and the members of our board of directors who have previously been appointed by the Selling Shareholder pursuant to the Hainan Investment Agreement and the Shareholders' Agreement shall present their respective letters of resignation at the next board meeting following this offering.

        In connection with the Hainan Investment Agreement, we also entered into a commercial cooperation agreement with the Selling Shareholder on March 11, 2016, which governs the expanded cooperation between Azul and the Selling Shareholder with respect to certain matters, including (i) code-sharing, (ii) loyalty programs, (iii) joint sales contracts and marketing programs and (iv) recognition of elite member benefits. The commercial cooperation agreement with the Selling Shareholder is not conditioned upon the Selling Shareholder's equity ownership in our Company and does not provide for immediate termination following the completion of this offering.

TAXATION

Material U.S. Federal Income Tax Consequences

        The following discussion is a general summary of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of preferred shares, including in the form of ADSs. This discussion deals only with U.S. Holders (as defined below) that purchase the preferred shares, including in the form of ADSs, for cash and that hold preferred shares, including in the form of ADSs, as capital assets (generally, property held for investment). This discussion does not purport to address all of the tax considerations that may be relevant to U.S. Holders based upon their particular circumstances and may not apply to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that hold preferred shares, including in the form of ADSs, as part of a straddle or hedging, constructive sale, integrated or conversion transactions for U.S. federal income tax purposes, persons that actually or constructively own 10% or more of our stock (by vote or value), traders in securities that have elected the mark-to-market method of accounting for their securities, or persons whose functional currency is not the U.S. dollar).

        The discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed U.S. Treasury regulations thereunder, published rulings and court decisions, and all subject to change at any time, perhaps with retroactive effect.

        No assurance can be given that the Internal Revenue Service, or the IRS, will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not include any description of the tax laws of any state, local, municipal or non-U.S. government that may be applicable to a particular investor and does not consider the Medicare tax on net investment income or any aspects of U.S. federal tax law other than income taxation.

        As used herein, the term "U.S. Holder" means a beneficial owner of a preferred share, including in the form of an ADS, that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust or (ii) that was in existence on August 20, 1996, and validly elected under applicable U.S. Treasury regulations to continue to be treated as a domestic trust. If a partnership or an entity or an arrangement that is treated as a partnership for U.S. federal income tax purposes holds preferred shares, including in the form of ADSs, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold preferred shares, including in the form of ADSs, are encouraged to consult their tax advisors.

        Except where specifically described below, this discussion assumes that we are not a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes. See the discussion under "—Passive Foreign Investment Company Considerations" below.

        The discussion below assumes that the representations contained in the ADS deposit agreement are true and that the obligations in the ADS deposit agreement and any related agreements will be complied with in accordance with their terms. In general, for U.S. federal income tax purposes, U.S. Holders who own ADSs will be treated as the beneficial owners of the preferred shares represented by those ADSs. Accordingly, the surrender of ADSs in exchange for preferred shares (or vice versa) will not result in the realization of gain or loss for U.S. federal income tax purposes. The rest of this discussion assumes that a holder of an ADS will be treated for U.S. federal income tax purposes as directly holding the underlying preferred shares. The U.S. Treasury Department has expressed concern that depositaries for ADRs, or other intermediaries between the holders of shares of an issuer and the issuer, may be taking actions that are inconsistent with the claiming of U.S. foreign tax credits by U.S. Holders of such receipts or shares. These actions would also be inconsistent with claiming the reduced rate for "qualified dividend income" described below. Accordingly, the analysis regarding the availability of a U.S. foreign tax credit for Brazilian withholding taxes and availability of the reduced rate for qualified dividend income could be affected by future actions that may be taken by the depositary and the U.S. Treasury Department.

        Each person considering the acquisition of preferred shares, including in the form of ADSs, is encouraged to consult its own independent tax advisor regarding the specific U.S. federal, state, local and foreign income and other tax considerations of the acquisition, ownership and disposition of the preferred shares, including in the form of ADSs.

Taxation of Dividends and Other Distributions

        Subject to the PFIC rules discussed below, distributions of cash or property with respect to preferred shares, including in the form of ADSs (including any distributions paid in the form of interest attributable to stockholders' equity for Brazilian tax purposes and the amount of any Brazilian taxes withheld on any such distribution, if any), will constitute ordinary dividend income to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). Dividends generally will be includible in a U.S. Holder's gross income on the day on which the dividends are received by the depositary in the case of a holder of ADSs, or by the U.S. Holder in the case of a holder of preferred shares, not in the form of ADSs. Any distributions in excess of such earnings and profits will constitute a nontaxable return of capital and reduce a U.S. Holder's tax basis in such preferred shares or ADSs. To the extent such distributions exceed a U.S. Holder's tax basis in its preferred shares or ADSs, such excess will constitute capital gain and generally will be treated as described below under "—Sale or Other Taxable Disposition of Preferred Shares, Including in the Form of ADSs." Because we do not intend to maintain calculations of our earnings and profits on the basis of U.S. federal income tax principles, U.S. Holders should expect that any distribution paid generally will be reported to them as a dividend. Dividends on preferred shares, including in the form of ADSs, will not be eligible for the dividends received deduction allowed to U.S. corporations.

        A U.S. Holder may be entitled, subject to a number of complex limitations and conditions (including a minimum holding period requirement), to claim a U.S. foreign tax credit in respect of any Brazilian income taxes withheld on dividends received in respect of the preferred shares, including those in the form of ADSs. A U.S. Holder who does not elect to claim a credit for any foreign income taxes paid during the taxable year may instead claim a deduction in respect of such income taxes provided the U.S. Holder elects to deduct (rather than credit) all foreign income taxes for that year. Dividends received in respect of preferred shares, including in the form of ADSs, generally will be treated as foreign source income, subject to various classifications and other limitations and generally will be treated as passive category income for most U.S. Holders for purposes of the foreign tax credit limitation. However, for any period we are treated as a "United States-owned foreign corporation," a portion of any dividends paid by us during such period may be treated as U.S.-source solely for purposes of the foreign tax credit. We would be treated as a United States-owned foreign corporation if 50% or more of the total value or total voting power of our shares is owned, directly, indirectly or by attribution, by United States persons. To the extent any portion of our dividends is treated as

U.S.-source income pursuant to this rule, the ability of a U.S. Holder to claim a foreign tax credit for any Brazilian withholding taxes payable in respect of our dividends may be limited. The rules relating to computing foreign tax credits or deducting foreign taxes are extremely complex, and U.S. Holders are encouraged to consult their own tax advisors regarding the availability of foreign tax credits under their particular circumstances.

        Dividends paid in reais (including the amount of any Brazilian taxes withheld therefrom, if any) will be includible in a U.S. Holder's gross income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the reais are received by the depositary, in the case of a holder of ADSs, or by the U.S. Holder in the case of a holder of preferred shares not in the form of ADSs, regardless of whether the dividends are converted into U.S. dollars. If the reais are converted to U.S. dollars on the date of such receipt, a U.S. Holder generally will not recognize any foreign currency gain or loss. However, if the U.S. Holder converts the reais into U.S. dollars on a later date, the U.S. Holder must include in gross income any gain or loss resulting from any exchange rate fluctuations. The gain or loss will be equal to the difference between (i) the U.S. dollar value of the amount included in income when the dividend was received and (ii) the amount received on the conversion of the reais into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is includible in a U.S. Holder's gross income to the date such payment is converted into U.S. dollars will be foreign currency gain or loss and will be treated as ordinary income or loss. Such gain or loss generally will be treated as income from sources within the United States. U.S. Holders are encouraged to consult their own independent tax advisors regarding the treatment of foreign currency gain or loss, if any, on any reais received that are converted into U.S. dollars on a date subsequent to receipt by the depositary or the U.S. Holder, as the case may be.

        Distributions treated as dividends that are received by a non-corporate U.S. Holder (including an individual) from "qualified foreign corporations" generally qualify for a reduced maximum tax rate so long as certain holding period and other requirements are met. Dividends paid on preferred shares, including in the form of ADSs, should qualify for the reduced rate if we are treated as a "qualified foreign corporation." For this purpose, a qualified foreign corporation means any foreign corporation provided that: (i) the corporation was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a PFIC (as discussed below), (ii) certain holding period requirements are met and (iii) either (A) the corporation is eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for the purposes of the qualified dividend rules or (B) the stock with respect to which such dividend was paid is readily tradable on an established securities market in the United States. The ADSs are listed on the NYSE and should be considered to be readily tradable on an established securities market in the United States. Based on existing guidance, it is not entirely clear whether dividends received with respect to the preferred shares not represented by ADSs will be treated as qualified dividend income because the preferred shares are not themselves listed on a U.S. exchange. U.S. Holders are encouraged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the preferred shares, including in the form of ADSs.

Sale or Other Taxable Disposition of Preferred Shares, Including in the Form of ADSs

        Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of preferred shares, including in the form of ADSs, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale or other taxable disposition and such U.S. Holder's tax basis in such preferred shares or ADSs. The amount realized on a sale or other taxable disposition of preferred shares, including in the form of ADSs, generally will be equal to the amount of cash or the fair market value of any other property received. The initial tax basis of a U.S. Holder's ADSs will be the purchase price and the initial tax basis of a U.S. Holder's preferred shares that are not held in the form of ADSs will be the U.S. dollar value of the reais denominated purchase price determined on the date of purchase. Gain or loss recognized by a U.S. Holder on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the preferred shares, including those in the form of ADSs, have been held for more than one year. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deduction of a capital loss is subject to limitations for U.S. federal income tax purposes.

        If Brazilian income tax is withheld on the sale or other taxable disposition of preferred shares, including in the form of ADSs, the amount realized by a U.S. Holder will include the gross amount of the proceeds of that sale or other taxable disposition before deduction of the Brazilian income tax. Capital gain or loss, if any, recognized by a U.S. Holder on the sale or other taxable disposition of preferred shares, including in the form of ADSs, generally will be treated as U.S.-source gain or loss for U.S. foreign tax credit purposes. Consequently, in the case of a gain from the disposition of a preferred share, including in the form of an ADS, that is subject to Brazilian income tax, the U.S. Holder may not be able to benefit from the foreign tax credit for that Brazilian income tax (i.e., because the gain from the disposition would be U.S.-source), unless the U.S. Holder can apply the credit against U.S. federal income tax payable on other income from foreign sources. Alternatively, the U.S. Holder may take a deduction for the Brazilian income tax, provided that the U.S. Holder elects to deduct all foreign taxes paid or accrued for the taxable year. The rules governing foreign tax credits are complex and a U.S. Holder is encouraged to consult its own tax advisor regarding the availability of foreign tax credits under its particular circumstances.

Passive Foreign Investment Company Considerations

        Special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC. A non-U.S. corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of subsidiaries, either:

  •
  at least 75% of its gross income is passive income; or

  •
  at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

        For this purpose, passive income generally includes, among other things, dividends, interest, rents, royalties, gains from the disposition of passive assets (other than gains from the disposition of property that is inventory) and gains from commodities and securities transactions. In addition, if the non-U.S. corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it holds directly its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation.

        The determination as to whether a non-U.S. corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, the composition of the income and assets of the non-U.S. corporation from time to time and the nature of the activities performed by such non-U.S. corporation. Based on current estimates of our gross income and gross assets, the nature of our business and our current business plans (all of which are subject to change), we do not expect to be classified as a PFIC for our 2017 taxable year and our current taxable year (although the determination cannot be made until the end of such taxable year), and we intend to continue our operations in such a manner that we do not expect to be classified as a PFIC in the foreseeable future. There can be no assurance in this regard, because the PFIC determination is made annually and is based on the portion of our assets and income that is characterized as passive under the PFIC rules.

        If we are or become a PFIC for any taxable year during which a U.S. Holder holds preferred shares, including in the form of ADSs, the U.S. Holder will be subject to special tax rules with respect to any "excess distributions" that the U.S. Holder receives and any gain realized from a sale or other disposition of the preferred shares, including those in the form of ADSs, unless the U.S. Holder makes a "mark-to-market" election or a "qualified electing fund," or QEF, election, as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder during the shorter of the three preceding taxable years or the U.S. Holder's holding period for the preferred shares, including those in the form of ADSs, will be treated as excess distributions. Under these special tax rules:

  •
  the excess distribution or gain will be allocated ratably over the U.S. Holder's holding period for the preferred shares, including those in the form of ADSs;

  •
  the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

  •
  the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

        The tax liability for amounts allocated to years prior to the year of disposition or "excess distribution" cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the preferred shares, including those in the form of ADSs, cannot be treated as capital, even if a U.S. Holder holds the preferred shares or ADSs as capital assets. If we were a PFIC, certain subsidiaries and other entities in which we have a direct or indirect interest may also be PFICs, or Lower-tier PFICs. Under attribution rules, U.S. Holders would be deemed to own their proportionate shares of Lower-tier PFICs and would be subject to U.S. federal income tax according to the rules described above on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though such U.S. Holder had not received the proceeds of those distributions or dispositions.

        If we are a PFIC, a U.S. Holder may avoid taxation under the rules described above by making a QEF election to include such U.S. Holder's share of our income on a current basis, provided that we furnish such U.S. Holder annually with certain tax information. If we conclude that we should be treated as a PFIC for any taxable year, we intend to notify each U.S. Holder of such conclusion. However, there can be no guarantee that we will be willing or able to provide the information needed by any U.S. Holder to make a QEF election with respect to the preferred shares, including in the form of ADSs.

        If a U.S. Holder makes a QEF election, such U.S. Holder will generally be taxable currently on its pro rata share of our ordinary earnings and net capital gains (at ordinary income and capital gain rates, respectively) for each taxable year during which we are treated as a PFIC, regardless of whether or not such U.S. Holder receives distributions, so that the U.S. Holder may recognize taxable income without the corresponding receipt of cash from us with which to pay the resulting tax obligation. The basis in the preferred shares, including those in the form of ADSs, held by such U.S. Holder will be increased to reflect taxed but undistributed income. Distributions of income that were previously taxed will result in a corresponding reduction of tax basis in the preferred shares, including those in the form of ADSs, and will not be taxed again as distributions to the U.S. Holder.

        Alternatively, a U.S. Holder of "marketable stock" (as defined below) in a PFIC may make a mark-to-market election with respect to such stock (but not for the shares of any Lower-tier PFIC) to elect out of the tax treatment discussed above. A U.S. Holder electing the mark-to-market regime generally would compute gain or loss at the end of each taxable year as if the preferred shares, including those in the form of ADSs, had been sold at fair market value. Any gain recognized by the

U.S. Holder under mark-to-market treatment, or on an actual sale, would be treated as ordinary income, and the U.S. Holder would be allowed an ordinary deduction for any decrease in the value of its preferred shares, including those in the form of ADSs, as of the end of any taxable year, and for any loss recognized on an actual sale, but only to the extent, in each case, of previously included mark-to-market income not offset by previously deducted decreases in value. Any loss on an actual sale of preferred shares, including those in the form of ADSs, would be a capital loss to the extent in excess of previously included mark-to-market income not offset by previously deducted decreases in value. A U.S. Holder's tax basis in preferred shares, including those in the form of ADSs, will be adjusted to reflect any such income or loss amounts included in gross income. If a U.S. Holder makes such an election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the reduced rate discussed above under "—Taxation of Dividends and Other Distributions" would not apply.

        The mark-to-market election is available only for "marketable stock," which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter ("regularly traded") on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. A non-U.S. securities exchange constitutes a qualified exchange if it is regulated or supervised by a governmental authority of the country in which the securities exchange is located and meets certain trading listing, financial disclosure and other requirements set forth in the U.S. Treasury regulations. The NYSE is a qualified exchange. The ADSs are listed on the NYSE and, consequently, if the ADSs are regularly traded, the mark-to-market election would be available to a U.S. Holder of ADSs if we were treated as a PFIC. Our preferred shares are listed on the B3. It is unclear, however, whether the B3 would meet the requirements for a "qualified exchange." There can be no assurance, therefore, that the mark-to-market election would be available to a U.S. Holder of preferred shares that are not held in the form of ADSs if we were treated as a PFIC. In addition, as mentioned above, however, the mark-to-market election will not be available for Lower-tier PFICs, so U.S. Holders would remain subject to the interest charge and other rules described above with respect to Lower-tier PFICs.

        A U.S. Holder who owns preferred shares, including in the form of ADSs, during any taxable year that we are treated as a PFIC generally would be required to file IRS Form 8621. U.S. Holders are encouraged to consult their own tax advisors regarding the application of the PFIC rules to the preferred shares, including those in the form of ADSs, the availability and advisability of making a QEF or mark-to-market election to avoid the adverse tax consequences of the PFIC rules should we be considered a PFIC for any taxable year and the application of the reporting requirements on IRS Form 8621 to their particular situations.

U.S. Information Reporting and Backup Withholding

        Dividend payments with respect to preferred shares, including in the form of ADSs, and proceeds from the sale, exchange or redemption of preferred shares, including in the form of ADSs, may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder's U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund in a timely manner with the IRS and furnishing any required information. U.S. Holders are encouraged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

        In addition, U.S. Holders should be aware that additional reporting requirements apply (including a requirement to file IRS Form 8938, Statement of Specified Foreign Assets) with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds US$50,000 at the end of the taxable year or US$75,000 at any time during the taxable year. The thresholds are higher for individuals living outside of the United States and married couples filing jointly. U.S. Holders are encouraged to consult their own tax advisors regarding the application of the information reporting rules to preferred shares, including in the form of ADSs, and the application of these additional reporting requirements for foreign financial assets to their particular situations.

Brazilian Tax Considerations

        The following discussion summarizes the main Brazilian tax consequences of the acquisition, ownership and disposition of preferred shares or ADSs by a holder that is not domiciled in Brazil for purposes of Brazilian taxation, or a "Non-Resident Holder." The following is a general discussion only, and, therefore, it does not specifically address all of the Brazilian tax considerations applicable to any particular Non-Resident Holder. This discussion is based on Brazilian law as currently in effect, which is subject to change, possibly with retroactive effect, and to differing interpretations. Any change in such law may change the consequences described below.

        The tax consequences described below do not take into account the effects of any tax treaties or reciprocity of tax treatment entered into by Brazil and other countries. The discussion also does not address any tax consequences under the tax laws of any state or locality of Brazil.

        The description below is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, exchange, ownership and disposition of our preferred shares or ADSs. Prospective purchases are advised to consult their own tax advisors with respect to an investment in our preferred shares or ADSs in light of their particular investment circumstances.

Income Tax

  Dividends

        Historically, dividends paid by a Brazilian company, such as ourselves, including dividends paid to a Non-Resident Holder, have not been subject to withholding income tax in Brazil, to the extent that such amounts are related to profits generated as of January 1, 1996. Dividends paid from profits generated prior to January 1, 1996 may be subject to Brazilian withholding income tax at varying rates, according to the tax legislation applicable to each corresponding year.

        Law No. 11,638, dated December 28, 2007, significantly altered Brazilian corporate law in order to align the Brazilian general accepted accounting principles, or Brazilian GAAP, more closely with IFRS accounting standards. However, Law No. 11,941, dated May 27, 2009, introduced the Transitory Tax Regime, or RTT, in order to render neutral, from a tax perspective, all the changes provided by Law 11,638. Under the RTT, for tax purposes, legal entities should observe the accounting methods and criteria as they were on December 31, 2007. Law No. 12,973, dated May 13, 2014, as amended, abolished the RTT and approved new rules aimed at permanently aligning the Brazilian tax system with IFRS as of January 1, 2015, including with respect to dividend distributions. For the 2014 fiscal year, taxpayers were entitled to elect to adopt the new rules or to continue adopting the RTT.

        Under the RTT, there was controversy over how tax authorities would view certain situations, including whether dividends should be calculated in accordance with IFRS standards or the old Brazilian GAAP. It was debatable whether any dividend distributions made in accordance with IFRS standards in excess of the amount that could have been distributed had the profits been ascertained based on the old Brazilian GAAP would be subject to taxation in Brazil. In view of such controversy, Law No. 12,973/14 expressly stated that dividends calculated in accordance with IFRS standards based on profits ascertained between January 1, 2008 and December 31, 2013 would not be subject to taxation.

        Notwithstanding the provisions of Law No. 12,973/14, Brazilian tax authorities issued Normative Ruling No. 1,492, dated September 17, 2014, which provided that dividend distributions supported by IFRS profits ascertained in 2014 that exceeded the amount resulting from the adoption of the old Brazilian GAAP would be: (i) subject to withholding income tax based on progressive rates (0% to 27.5%) if paid to Brazilian individuals; (ii) added to the tax base of the corporate tax (IRPJ/CSL) of the beneficiary if paid to Brazilian companies; (iii) be subject to WHT at a 15% rate if paid to non-residents; or (iv) subject to WHT at a 25% rate if paid to non-residents that are based in blacklisted tax haven jurisdictions. However, this rule would only apply to taxpayers that have not elected to account for the effects of Law No. 12,973/14 (i.e., taxation based on IFRS standards) for the 2014 fiscal year.

        Despite our belief that the tax exemption on dividends applies to dividends distributed by Brazilian companies out of profits ascertained in accordance with IFRS principles, if the provisions of Normative Ruling No. 1,492/14 are applicable, dividends ascertained in fiscal year 2014 based on IFRS that exceed the amount that would result from the adoption of the old Brazilian GAAP, for that calendar year, could be subject to withholding income tax, even if it were distributed in 2018 or later, at a rate of 15% or, if the Non-Resident Holder is domiciled in a Low or Nil Tax Jurisdiction (as defined below), 25%. For dividends paid out from profits ascertained in 2015 going forward, there are no such issues and dividends will be exempt, provided that they are distributed pursuant to Brazilian corporate law.

        We cannot assure you that the Brazilian federal government will not try to review the exemption applied to the dividends in the future.

  Interest Attributable to Shareholders' Equity

        Law No. 9,249, dated December 26, 1995, as amended, allows a Brazilian corporation, such as ourselves, to make distributions to shareholders of interest on net equity (as an alternative or in addition to making dividend distributions) and treat those payments as a deductible expense for purposes of calculating Brazilian corporate income tax and social contribution on net profits, both of which are taxes levied on our profits, as far as the limits described below are observed. These distributions may be paid in cash. For tax purposes, this interest on net equity is limited to the daily pro rata variation of the TJLP (long-term interest rate), as determined by the Central Bank from time to time, and the amount of the deduction may not exceed the greater of:

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  50.0% of the net profits (after the social contribution on net profits and before taking into account the provision for corporate income tax and the amounts attributable to shareholders as interest on shareholders' equity) related to the period in respect of which the payment is made; and

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  50.0% of the sum of retained profits and profit reserves as of the date of the beginning of the period in respect of which the payment is made.

        Payment of interest on shareholders' equity to a Non-Resident Holder is subject to withholding income tax at the rate of 15.0%, or 25.0% in case of a resident of a Low or Nil Tax Jurisdiction (as defined below) or where applicable local laws impose restrictions on the disclosure of the shareholding composition or the ownership of investments or the ultimate beneficiary of the income derived from transactions carried out and attributable to a non-Resident Holder. These payments may be included, at their net value, as part of any mandatory dividend. The distribution of interest on shareholders' equity may be determined by our board of directors. To the extent payment of interest on shareholders' equity is so included, the corporation is required to distribute to shareholders an additional amount to ensure that the net amount received by them, after payment of the applicable Brazilian withholding income tax, plus the amount of declared dividends is at least equal to the mandatory dividend.

        On September 30, 2015, the Brazilian federal government enacted Provisional Measure No. 694 in an attempt to increase the withholding income tax on interest on shareholders' equity from 15% to 18%. In addition, such provisional measure provided that the deductibility of interest on shareholders' equity should be limited to the lower amount of either (i) the TJLP or (ii) 5% of shareholders' equity. However, since Provisional Measure No. 694 was not converted into law by the Brazilian Senate within the relevant legal term, it did not produce any effects and was nullified. We cannot assure you that the Brazilian federal government will not try to increase the withholding income tax on interest on shareholders' equity in the future.

  Low or Nil Tax Jurisdictions

        According to Law No 9,430, dated December 27, 1996, as amended, Tax Favorable Jurisdiction is a country or location that (i) does not impose taxation on income, (ii) imposes income tax at a rate lower than 20%, or (iii) imposes restrictions on the disclosure of shareholding composition or investment ownership.

        Additionally, on June 24, 2008, Law No. 11,727 introduced the concept of "privileged tax regime," which is defined as a tax regime that (i) does not tax income or taxes it at a maximum rate lower than 20%; (ii) grants tax benefits to non-resident entities or individuals (a) without the requirement to carry out substantial economic activity in the country or dependency or (b) contingent to the non-exercise of substantial economic activity in the country or dependency; (iii) does not tax or that taxes income generated abroad at a maximum rate of lower than 20%; or (iv) does not provide access to information related to shareholding composition, ownership of assets and rights or economic transactions carried out.

        On November 28, 2014, the Brazilian tax authorities issued Ordinance No. 488, which decreased these minimum thresholds from 20% to 17% for specific cases. Under Ordinance No. 488, the 17% threshold applies only to countries and regimes aligned with international standards of fiscal transparency, in accordance with rules to be established by the Brazilian tax authorities.

        We consider that the best interpretation of Law No. 11,727/08 that the new concept of "privileged tax regime" would be applicable solely for purposes of transfer pricing and thin capitalization rules. However, we are unable to ascertain whether or not the privileged tax regime concept will be extended to the concept of Low or Nil Tax Jurisdiction, though the Brazilian tax authorities appear to agree with our position, in view of the provisions of introduced by Normative Ruling No. 1,037, dated as of June 4, 2010, as amended, which presents two different lists (Low or Nil Tax Jurisdictions—taking into account the non-transparency rules—and privileged tax regimes).

        Notwithstanding the above, we recommend that you consult your own tax advisors regarding the consequences of the implementation of Law No. 11,727, Normative Ruling No. 1,037 and of any related Brazilian tax law or regulation concerning Low or Nil Tax Jurisdictions or "privileged tax regimes."

Taxation of Gains

        According to Article 26 of Law No. 10,833, dated December 29, 2003, as amended, gains related to the sale or disposition of assets located in Brazil, such as our common shares, by a Non-Resident Holder, are subject to withholding income tax in Brazil, regardless of whether the sale or disposition is made by a Non-Resident Holder to another non-resident of Brazil or to a Brazilian resident.

        As a general rule, capital gains realized as a result of a sale or disposition of common shares are equal to the positive difference between the amount realized on the sale or disposition and the respective acquisition costs of the common shares.

        There is a controversy regarding the currency that should be considered for purposes of determining the capital gain realized by a Non-Resident Holder on a sale or disposition of shares in Brazil, more specifically, if such capital gain is to be determined in foreign or in local currency.

        Under Brazilian law, income tax on such gains can vary depending on the domicile of the Non-Resident Holder, the type of registration of the investment by the Non-Resident Holder with the Central Bank and how the disposition is carried out, as described below.

        Currently, capital gains realized by Non-Resident Holders on a sale or disposition of shares carried out on the Brazilian stock exchange (including the organized over-the-counter market) are:

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  exempt from income tax when realized by a Non-Resident Holder that (1) has registered its investment in Brazil with the Central Bank under the rules of Resolution 4,373/14 of the Brazilian Monetary Council, or a 4,373 Holder, and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction;

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  subject to income tax at a rate of 15% in the case of gains realized by (A) a Non-Resident Holder that (1) is not a 4,373 Holder and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction ; or (B) a Non- Resident Holder that (1) is a 4,373 Holder, and (2) is resident or domiciled a Low or Nil Tax Jurisdiction; or

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  subject to income tax at a rate of up to 25% in the case of gains realized by a Non-Resident Holder that (1) is not a 4,373 holder, and (2) is resident or domiciled in a Low or Nil Tax Jurisdiction.

        A withholding income tax of 0.005% will apply and shall be withheld by the intermediary institution (i.e., a broker) that receives the order directly from the Non-Resident Holder, which can be offset against the eventual income tax due on the capital gain. Such withholding does not apply to a 4,373 Holder that is not resident or domiciled in a Low or Nil Tax Jurisdiction.

        Any capital gains realized on the disposition of shares that are not carried out on the Brazilian stock exchange are:

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  subject to income tax at progressive rates that vary from 15% to 22.5%, as further detailed below, when realized by a Non-Resident Holder that is not resident or domiciled in a Low or Nil Tax Jurisdiction; and

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  subject to income tax at a rate of up to 25% when realized by a Non-Resident Holder that is resident or domiciled in a Low or Nil Tax Jurisdiction.

        In the cases above, if the capital gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with the intermediation of a financial institution the withholding income tax of 0.005% will apply and can be later offset against any income tax due on the capital gains.

        On September 22, 2015, the Brazilian federal government enacted Provisional Measure No. 692/2015, converted into Law No. 13,259, of March 16, 2016, or Law No. 13,259/16, which introduced a regime based on the application of progressive tax rates for income taxation on capital gains recognized by Brazilian individuals on the disposition of assets in general. Under Law No. 13,259/16, effective as from January 1, 2017, the income tax rates on capital gains recognized by Brazilian individuals, which also applies to a Non-Resident Holder, would be: (i) 15% for the part of the gain that does not exceed R$5 million, (ii) 17.5% for the part of the gain that exceeds R$5 million but does not exceed R$10 million, (iii) 20% for the part of the gain that exceeds R$10 million but does not exceed R$30 million and (iv) 22.5% for the part of the gain that exceeds R$30 million.

        As a general rule, the increased capital gains taxation regime should apply to transactions conducted outside of the Brazilian stock exchange or the organized OTC market. Also, as a general rule, a foreign investor who is a resident of or has a domicile in a Low or Nil Tax Jurisdiction would be subject to income tax at a rate of up to 25%, as mentioned above. However, although debatable, if the Non-Resident Holder is a 4,373 Holder, it is possible to sustain that the income tax should not apply at progressive rates. Furthermore, as a general rule, gains recognized by a Non-Resident Holder in transactions executed on the Brazilian stock exchange or the organized OTC market should not be subject to the increased capital gains taxation under Law No. 13,259.

        In the case of a redemption of shares or a capital reduction by a Brazilian corporation, such as ourselves, the positive difference between the amount received by a Non-Resident Holder and the acquisition cost of the shares redeemed is treated as capital gain derived from the sale or exchange of shares not carried out on a Brazilian stock exchange market and is therefore subject to income tax at the progressive rates, or the 25% flat rate mentioned above, as the case may be. However, although debatable, if the Non-Resident Holder is a 4,373 Holder, it is possible to sustain that the income tax should not apply at progressive rates.

        Any exercise of preemptive rights relating to shares or ADSs will not be subject to Brazilian withholding income tax. Gains realized by a Non-Resident Holder on the disposition of preemptive rights will be subject to Brazilian income tax according to the same rules applicable to disposition of shares or ADSs.

        There can be no assurance that the current favorable tax treatment of Resolution 4,373 Holders will continue in the future.

  Sales of ADSs

        Arguably, the gains realized by a Non-Resident Holder on the disposition of ADSs to another non-Brazilian resident are not subject to Brazilian tax, based on the argument that the ADSs would not constitute assets located in Brazil for purposes of Law No. 10,833/03. However, we cannot assure you how Brazilian courts would interpret the definition of assets located in Brazil in connection with the taxation of gains realized by a Non-Resident Holder on the disposition of ADSs to another non-Brazilian resident. As a result, gains on a disposition of ADSs by a Non-Resident Holder to Brazilian resident, or even to a Non-Resident Holder in the event that courts determine that the ADSs would constitute assets located in Brazil, may be subject to income tax in Brazil according to the rules described above.

  Gains on the exchange of ADSs for shares

        Non-Resident Holders may exchange ADSs for the underlying shares, sell the shares on a Brazilian stock exchange and remit abroad the proceeds of the sale. As a general rule, the exchange of ADSs for shares is not subject to income taxation in Brazil.

        Upon receipt of the underlying shares in exchange for ADSs, Non-Resident Holders may also elect to register with the Central Bank the U.S. dollar value of such shares as a foreign portfolio investment under No. 4,373/14, which will entitle them to the tax treatment referred above on the future sale of the shares.

        Alternatively, the Non-Resident Holder is also entitled to register with the Central Bank the U.S. dollar value of such shares as a foreign direct investment under Law 4,131/62, in which case the respective sale would be subject to the tax treatment applicable to transactions carried out of by a Non-Resident Holder that is not a 4,373 Holder.

  Gains on the exchange of shares for ADSs

        The deposit of shares in exchange for the ADSs by a Non-Resident Holder may be subject to Brazilian withholding income tax on capital gains if the acquisition cost is lower than the shares price verified on the exchange date. The capital gains ascertained by the Non-Resident Holder, in this case, should be subject to taxation at rates that vary from 15% to 22.5%, depending on the amount of the gain, as referred to above; or at 25% if realized by a Non-Resident Holder that is resident or domiciled in a Low or Nil Tax Jurisdiction. In certain circumstances, there may be arguments to sustain the position that such taxation is not applicable to 4,373 Holders that are not resident or domiciled in a Low or Nil Tax Jurisdiction.

Tax on Foreign Exchange and Financial Transactions

  Foreign Exchange Transactions

        Brazilian law imposes an IOF/Exchange Tax, due on the conversion of Brazilian currency into foreign currency (e.g., for purposes of paying dividends and interest) and the conversion of foreign currency into Brazilian currency. Currently, for most exchange transactions, the rate of IOF/Exchange Tax is 0.38%. However, other rates apply to specific types of transactions, as we describe below.

        Effective as of December 1, 2011, IOF/Exchange Tax at a rate of 0% applies to foreign exchange transactions entered into in connection with the inflow of proceeds to Brazil for investments made by a foreign investor (including a Non-Resident Holder) in (1) variable income transactions carried out on the Brazilian stock, futures and commodities exchanges, and (2) the acquisitions of shares of Brazilian publicly-held companies in public offerings or subscription of shares related to capital contributions, provided that the company has registered its shares for trading with the stock exchange. As of June 5, 2013, this beneficial tax treatment was extended to all investments made under the rules of CMN Resolution 4,373/14 in the Brazilian financial and capital markets, including the investment in common shares. The IOF/Exchange Tax at a rate of 0% also applies for the outflow of funds from Brazil related to these types of investments, including payments of dividends and interest on shareholders' equity and the repatriation of funds invested in the Brazilian market.

        Furthermore, the IOF/Exchange is currently levied at a 0% rate on the withdrawal of ADSs into shares. Nonetheless, the Brazilian government is permitted to increase the rate at any time to a maximum of 25%, but only in relation to future transactions. However, any increase in rates may only apply to future foreign exchange transactions.

  Tax on Transactions involving Bonds and Securities

        Brazilian law imposes a Tax on Transactions Involving Bonds and Securities, or "IOF/Bonds", on transactions involving bonds and securities, including those carried out on a Brazilian stock exchange. The rate of IOF/Bond Tax applicable to transactions involving the transfer of shares traded on the Brazilian stock exchange with the purpose of the issuance of depositary receipts to be traded outside Brazil is currently zero, although the Brazilian government may increase such rate at any time up to 1.5% of the transaction amount per day, but only in respect of future transactions.

        On December 24, 2013, the Brazilian government reduced the IOF/Bonds Tax to zero for transactions involving the deposit of shares which are issued by a Brazilian company admitted to trade on the Brazilian stock exchange with the specific purpose of enabling the issuance of depositary receipts traded outside Brazil. Any increase in this rate may only apply to future transactions.

Other Brazilian Taxes

        There are no Brazilian federal inheritance, gift or succession taxes applicable on the ownership, transfer or disposition of shares by individuals or entities not domiciled in Brazil. Gift and inheritance taxes, however, may be levied by some states in Brazil on gifts made or inheritances bestowed by individuals or entities not resident or domiciled in Brazil or in the relevant state to individuals or entities that are resident or domiciled within such state in Brazil There are no Brazilian stamp, issue, registration, or similar taxes payable by holders of shares, or shares comprised of shares.

UNDERWRITING

Offering of ADSs

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below have severally agreed to purchase from the Selling Shareholder, and the Selling Shareholder has agreed to sell to them, the respective numbers of ADSs set forth below in the following table.

Underwriters	Number of ADSs
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
UBS Securities LLC
Banco Bradesco BBI S.A.
Itau BBA USA Securities, Inc.
Total

        The underwriters are obligated to purchase all the ADSs in the offering if any are purchased by the underwriters. The underwriting agreement also provides that if an underwriter were to default, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

        Banco Bradesco BBI S.A. is not a U.S. registered broker-dealer and therefore will not sell the ADSs in the United States. However, Bradesco Securities Inc., an affiliate of Banco Bradesco BBI S.A., is a U.S. registered broker-dealer and is acting as a placement agent on behalf of Banco Bradesco BBI S.A.

        The Selling Shareholder and any broker-dealers that act in connection with the sale of our ADSs may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

Underwriting Discounts and Commissions

        The underwriters propose to offer the ADSs directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of US$            per ADS. After the public offering, the offering price and other selling terms may be changed. The offering of the ADSs by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The underwriting fee in connection with the offering of ADSs is equal to the public offering price per ADS less the amount paid by the underwriters to the Selling Shareholder. The underwriting fee is US$            per ADS. The total underwriting commissions to be paid to the underwriters in the offering will be US$            .

        We estimate that the total expenses of the offering, which will be paid by the Selling Shareholder, including taxes, registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately US$            . The Selling Shareholder has agreed to reimburse the underwriters for certain out-of-pocket expenses of the underwriters payable by them, including the fees and disbursements of underwriters' counsel, in an aggregate amount not to exceed US$150,000. In addition to the underwriting discounts and commissions, the Selling Shareholder has agreed to pay the underwriters a discretionary incentive fee of        % of the gross proceeds of the offering, which is reflected in the underwriting fees set forth in the paragraphs above, in addition to the underwriters' discount of        % of the gross proceeds of the offering.

        A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters participating in the offering.

No Sale of Similar Securities

        We, the Selling Shareholder, certain of our directors and executive officers and holders of shares representing at least 5.0% of the economic interest in Azul have entered into lock-up agreements with the underwriters prior to the commencement of the offering pursuant to which each of these persons or entities, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of the underwriters: (i) issue, offer, pledge, deposit, loan, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our preferred shares or ADSs or any securities representing or convertible into or exercisable or exchangeable for such securities (including, without limitation (A) our common shares convertible into preferred shares or (B) any preferred shares or such other securities which may be deemed to be beneficially owned by such persons or entities in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge, deposit, loan, contract or disposition, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences associated with ownership of our preferred shares or ADSs or such other securities (regardless of whether any of these transactions in (i) or (ii) are to be settled by the delivery of preferred shares or ADSs or such other securities, in cash or otherwise), or (iii) file with the SEC or the CVM any registration statement (in respect of the Company) or make any demand for or exercise any right with respect to the registration of any of our preferred shares or ADSs or any security convertible into or exercisable or exchangeable for our preferred shares or ADSs (including our common shares convertible into preferred shares). These restrictions do not apply: (A) to ADSs to be sold in the offering, (B) the pledge of shares as collateral for loans entered into by our directors and officers, (C) transfers as bona fide gifts, (D) distributions of securities to partners, members or stockholders of such subject persons or entities, (E) transfers of preferred shares to the subsidiaries, affiliates, investment fund or any other entity controlled or managed by, or under common control or management by such persons or entities or (F) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or similar transaction made to all holders of our preferred shares and ADSs involving a change of control of the Company, provided that in the case of any transfer or distribution pursuant to (C), (D), (E) or (F), each donee, distributee or transferee shall enter into a lock-up agreement in the form of this paragraph and, no filing by any party under the Exchange Act or other public announcement shall be required or voluntarily made in connection therewith (other than a Form 5 filing after the 45-day period expires). The underwriters in their discretion, may release the preferred shares, ADSs, and other securities subject to the lock-up agreements described above in whole or in part at any time.

Indemnification

        We and the Selling Shareholder have agreed to indemnify the several underwriters, their affiliates, and each of their directors and officers and any person who controls such underwriter, against certain liabilities, including liabilities under the Securities Act. Pursuant to the underwriting agreement, if we or the Selling Shareholder are unable to provide the indemnification as required thereunder, we and the Selling Shareholder have agreed to contribute to payments the underwriters and each of the directors and officers and any person who controls such underwriter may be required to make in respect of the offering of our ADSs.

Listing

        Our ADSs are listed on the NYSE under the symbol "AZUL" and the shares underlying the ADSs are listed on the Nível 2 segment of the B3 under the symbol "AZUL4."

Price Stabilization and Short Positions

        In connection with the offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the ADSs while this offering is in progress. These stabilizing transactions may include making short sales of ADSs, which involves the sale by the underwriters of a greater number of ADSs than the number of ADSs than they are required to purchase in this offering, and purchasing ADSs on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than underwriters' option to purchase additional ADSs referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional ADSs, in whole or in part, or by in the open market. In making this determination, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market compared to the price at which the underwriters may purchase ADSs through the option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in the offering. To the extent that the underwriters create a naked short position, they will purchase ADSs in the open market to cover the position.

        The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ADSs, including the imposition of penalty bids. This means that if the underwriters purchase ADSs in the open market in stabilizing transactions or to cover short sales, they may be required to sell those ADSs as part of the offering or to repay the underwriting discount received by them.

        These activities may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs, and, as a result, the price of our ADSs may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us (including aircraft financing) and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

        As described in "Use of Proceeds," we will not receive any proceeds from the sale of ADSs by the Selling Shareholder except for amounts to be reimbursed for certain payments made by us on behalf of the Selling Shareholder.

        The underwriters and/or their affiliates may enter into derivative transactions in connection with our ADSs, acting at the order and for the account of their clients. The underwriters and/or their affiliates may also purchase some of our ADSs offered hereby to hedge their risk exposure in connection with these transactions. Such transactions may have an effect on demand, price or other terms of the offering without, however, creating an artificial demand during the offering. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

        The ADSs offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any ADSs offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Brazil

        This is not a public offer (Oferta Pública) in Brazil.

        This transaction has not been and will not be registered (or exempted from registration) under Brazilian Federal Law No. 6,385/1976 or under any other Brazilian securities law. Accordingly, the ADSs and the offering have not been and will not be registered (or exempted from registration) with the Comissão de Valores Mobilários.

        Therefore, as this prospectus supplement does not constitute or form part of any public offering to sell or solicitation of a public offering to buy any shares or assets in Brazil, the offering and THE ADSs OFFERED HEREBY HAVE NOT BEEN, AND WILL NOT BE, AND MAY NOT BE OFFERED FOR SALE OR SOLD IN BRAZIL OR TO ANY BRAZILIAN RESIDENT INVESTOR. DOCUMENTS RELATING TO THE ADSs, AS WELL AS THE INFORMATION CONTAINED THEREIN, MAY NOT BE SUPPLIED TO THE BRAZILIAN PUBLIC, AS A PUBLIC OFFERING IN BRAZIL OR BE USED IN CONNECTION WITH ANY OFFER FOR SUBSCRIPTION OR SALE OF THE ADSs TO THE PUBLIC IN BRAZIL.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State no offer of the ADSs which are the subject of the offering contemplated by this prospectus supplement will be made to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the ADSs shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an "offer of ADSs to the public" in relation to any ADSs in any Relevant Member

    State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe for the ADSs as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

        This communication is only directed at persons who (i) are outside the United Kingdom or (ii) are investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) are persons falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as "relevant persons"). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this communication.

France

        This prospectus supplement has not been prepared, and is not distributed, in the context of a public offering of financial securities in France within the meaning of Article L. 411-1 of the French Code monétaire et financier. Consequently, no ADSs have been offered or sold or will be offered or sold, directly or indirectly, to the public in France, and any other offering material relating to the ADSs may not be, and will not be distributed or caused to be distributed to the public in France or used in connection with any offer to the public in France.

        Such offers, sales and distributions of ADSs will be made only to Permitted Investors, consisting of (i) persons licensed to provide the investment service of portfolio management for the account of third parties, and (ii) qualified investors (investisseurs qualifiés) acting for their own account, all as defined in, and in accordance with, Articles L. 411-2, D. 411-1, D. 744-1 D. 754-1, and D. 764-1 of the French Code monétaire et financier and applicable regulations thereunder.

        Prospective investors, including Permitted Investors, are informed that (i) this prospectus supplement has not been and will not be submitted to the clearance of the French Financial Market Authority ("AMF"), (ii) in compliance with articles L. 411-1, D. 411-1, D. 744-1, D. 754-1, and D. 764-1 of the French Code monétaire et financier, any qualified investor subscribing to the ADSs should be acting for their own account, and (iii) the direct or indirect distribution or sale to the public of the ADSs acquired by them may only be made in compliance with Articles L. 411-1, L. 411-2, L. 412-1, and L. 621-8 through L. 621-8-3 of the French Code monétaire et financier.

Germany

        The ADSs will not be offered, sold or publicly promoted or advertised in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz) as of June 22, 2005, effective as of July 1, 2005, as amended, or any other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of securities. No securities prospectus (Wertpapierprospeckt) within the meaning of the German Securities Prospectus Act has been or will be filed with the Financial Supervisory Authority of the Federal Republic of Germany or otherwise published in Germany and no public offer of the ADSs will be permitted in Germany. No offer, sale or delivery of the ADSs or distribution of copies of any document relating to the ADSs will be made in Germany except: (a) to qualified investors, as defined in Section 2 no. 6 of the German Securities Prospectus Act; or (b) in any other circumstances where an express exemption from compliance with the public offer restrictions applies, as provided under Section 3(2) of the German Securities Prospectus Act.

Ireland

        Ireland has implemented the EU Prospectus Directive, and the section of this prospectus supplement entitled "European Economic Area" is applicable, in addition to the provisions that follow.

        The ADSs will not be offered, sold, placed or underwritten in Ireland:

  •
  except in circumstances which do not require the publication of a prospectus pursuant to Article 3(2) of the EU Prospectus Directive;

  •
  otherwise than in compliance with the provisions of the Irish Companies Act 2014 (as amended);

  •
  otherwise than in compliance with the provisions of the European Communities (Markets in Financial Instruments) Regulations 2007 (S.I. No. 60 of 2007) (as amended), and in accordance with any codes or rules of conduct and any conditions or requirements, or any other enactment, imposed or approved by the Central Bank of Ireland with respect to anything done by them in relation to the ADSs; and

  •
  otherwise than in compliance with the provisions of the Market Abuse Regulation (Regulation (EU) No 596/2014 as amended), the Irish European Union (Market Abuse) Regulations 2016 (as from time to time amended) and any rules or guidance issued by the Central Bank of Ireland from time to time under Section 1370 of the Irish Companies Act 2014 (as amended).

Italy

        Italy has implemented the EU Prospectus Directive, and the section of this prospectus supplement entitled "European Economic Area" is applicable, in addition to the provisions that follow.

        The offering of the ADSs has not been registered pursuant to Italian securities legislation and, accordingly, no ADSs may be offered, sold or delivered, nor may copies of this prospectus or any other document relating to the ADSs be distributed in the Republic of Italy except: (a) to qualified investors (investitori qualificati) ("Qualified Investors"), as defined under Article 34-ter, paragraph 1, letter b), of CONSOB Regulation No. 11971 of 14 May 1999, as amended ("Regulation 11971/1999"); or (b) in circumstances which are exempted from the rules on offers of securities to be made to the public pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998 ("Financial Services Act") and Article 34-ter, first paragraph, of Regulation 11971/1999.

        Any offer, sale or delivery of the ADSs in the Republic of Italy or distribution of copies of this prospectus supplement or any other document relating to the ADSs in the Republic of Italy under (a) and (b) above must be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 and Legislative Decree No. 385 of 1 September 1993, as amended; and (ii) in compliance with any other applicable laws and regulations.

        Investors should also note that, in accordance with Article 100-bis of the Financial Services Act, where no exemption under (b) above applies, the subsequent distribution of the ADSs on the secondary market in the Republic of Italy must be made in compliance with the rules on offers of securities to be made to the public provided under the Financial Services Act and the Regulation 11971/1999. Failure to comply with such rules may result, inter alia, in the sale of such ADSs being declared null and void and in the liability of the intermediary transferring the ADSs for any damages suffered by the investors.

Netherlands

        The Netherlands has implemented the EU Prospectus Directive, and the section of this prospectus supplement entitled "European Economic Area" is applicable, in addition to the provisions that follow.

        Any offers to non-qualified investors in accordance with the EU Prospectus Directive must include exemption wording and a logo as required by Article 5:20(5) of the Dutch Act on Financial Supervision (Wet op het financieel toezicht). On a strict interpretation of the law, failure to use the logo (or to comply with the strict rules about its use) may result in the relevant limb of the private placement exemption being unable to be relied upon.

Spain

        Spain has implemented the EU Prospectus Directive, and the section of this prospectus supplement entitled "European Economic Area" is applicable, in addition to the provisions that follow.

        Neither the ADSs nor the prospectus supplement, have been approved or registered with the Spanish Securities Markets Commission (Comision Nacional del Mercado de Valores). Accordingly, the ADSs may not be offered or sold in Spain, except in circumstances which do not constitute a public offering of securities within the meaning of article 35 of the Spanish Securities Market Law of 28 July 1988 (Ley 24/1988, de 28 de julio, del Mercado de Valores), as amended and restated, and supplemental rules enacted thereunder.

Switzerland

        This prospectus supplement, as well as any other material relating to the ADSs which are the subject of the offering contemplated by this prospectus supplement, do not constitute a public offering prospectus supplement, as that term is understood pursuant to Article 652a and Article 1156 of the Swiss Federal Code of Obligations. The ADSs will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the ADSs, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange.

        This prospectus supplement is being communicated in Switzerland to a small number of selected investors only. Each copy of this prospectus supplement is addressed to a specifically named recipient and may not be passed on to third parties. The ADSs are not being offered to the public in Switzerland, and neither this prospectus supplement, nor any other offering materials relating to the ADSs may be distributed in connection with any such public offering.

Norway

        Norway has implemented the EU Prospectus Directive, and the section of this prospectus supplement entitled "European Economic Area" is applicable.

Sweden

        Sweden has implemented the EU Prospectus Directive, and the section of this prospectus supplement entitled "European Economic Area" is applicable, provided that notwithstanding any other provision in this prospectus supplement, the ADSs may not be, directly or indirectly, offered for subscription or purchase and invitations to subscribe for or buy the ADSs may not be issued and no drafts or final documents in relation to any such offer may be distributed, except in circumstances that will not result in a requirement to prepare a prospectus pursuant to the provisions of the Swedish Financial Instruments Trading Act (Sw. (lag (1991:980) om handel med finansiella instrument)).

Australia

        This prospectus supplement is not a product disclosure statement or a prospectus under the Corporations Act 2001 (Cth) ("Corporations Act").

        Accordingly, the ADSs may not be offered, issued, sold or distributed in Australia by the underwriters, or any other person, under the prospectus other than by way of or pursuant to an offer or invitation that does not need disclosure to investors under Part 6D.2 or Part 7.9 of the Corporations Act, whether by reason of the investor being a 'wholesale client' (as defined in section 761G of the Corporations Act and applicable regulation) or otherwise.

        This prospectus does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of ADSs to a 'retail client' (as defined in section 761G of the Corporations Act and applicable regulations) in Australia.

China

        This prospectus does not constitute a public offer of the ADSs, whether by sale or subscription, in the People's Republic of China ("China"). The ADSs are not being offered or sold directly or indirectly in China to or for the benefit of, legal or natural persons of China.

        Further, no legal or natural persons of China may directly or indirectly purchase any of the ADSs or any beneficial interest therein without obtaining all prior governmental approvals that are required in China, whether statutorily or otherwise. Persons who come into possession of this prospectus supplement are required by the Company and its representatives to observe these restrictions.

Hong Kong

        This prospectus supplement has not been reviewed or approved by or registered with any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. No person may offer or sell in Hong Kong, by means of any document, any ADSs other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning thereof. No person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the ADSs, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs, which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder or to any persons in the circumstances referred to in paragraph (ii) above.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than:

  (i)
  to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA");

  (ii)
  to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; or

  (iii)
  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

  (1)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person where the transfer arises from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (2)
  where no consideration is or will be given for the transfer;

  (3)
  where the transfer is by operation of law;

  (4)
  as specified in Section 276(7) of the SFA; or

  (5)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments)(Shares and Debentures) Regulations 2005 of Singapore.

Qatar

        The ADSs are only being offered to a limited number of investors who are willing and able to conduct an independent investigation of the risks involved in an investment in such ADSs. This prospectus supplement does not constitute an offer to the public and is for the use only of the named addressee and should not be given or shown to any other person (other than employees, agents or consultants in connection with the addressee's consideration thereof). No transaction will be concluded in the jurisdiction of Qatar.

United Arab Emirates

FOR UNITED ARAB EMIRATES RESIDENTS ONLY

        This prospectus supplement, and the information contained herein, does not constitute, and is not intended to constitute, a public offer of securities in the United Arab Emirates and accordingly should not be construed as such. The ADSs are only being offered to a limited number of sophisticated investors in the United Arab Emirates (a) who are willing and able to conduct an independent investigation of the risks involved in an investment in such ADSs and (b) upon their specific request.

The ADSs have not been approved by or licensed or registered with the United Arab Emirates Central Bank, the Emirates Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This prospectus supplement is for the use of the named addressee only and should not be given or shown to any other person (other than employees, agents or consultants in connection with the addressee's consideration thereof). No transaction will be concluded in the jurisdiction of the United Arab Emirates.

Canada

Notice to Prospective Investors in Canada

        The ADSs may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Argentina

        This prospectus supplement includes a private invitation to invest in ADSs. It is addressed only to you on an individual, exclusive, and confidential basis, and its unauthorized copying, disclosure, or transfer by any means whatsoever is absolutely and strictly forbidden. Neither the Company nor any underwriter will provide copies of this prospectus supplement, nor provide any kind of advice or clarification, nor accept any offer or commitment to purchase the ADSs to or from persons other than the intended recipient. The offer herein contained is not a public offering, and as such it is not and will not be registered with, or authorized by, the applicable enforcement authority. The information contained herein has been compiled by the Company, who assumes the sole responsibility for the accuracy of the data herein disclosed.

Colombia

        This prospectus supplement does not constitute a public offer in the Republic of Colombia. The offer of the ADSs is addressed to less than one hundred specifically identified investors. The ADSs may not be promoted or marketed in Colombia or to Colombian residents, unless such promotion and marketing is made in compliance with Decree 2555 of 2010 and other applicable rules and regulations related to the promotion of foreign securities in Colombia.

        The distribution of this prospectus supplement and the offering of ADSs may be restricted in certain jurisdictions. The information contained in this prospectus supplement is for general guidance only, and it is the responsibility of any person or persons in possession of this prospectus supplement and wishing to make application for ADSs to inform themselves of, and to observe, all applicable laws and regulations of any relevant jurisdiction. Prospective applicants for ADSs should inform themselves of any applicable legal requirements, exchange control regulations and applicable taxes in the countries of their respective citizenship, residence or domicile.

Mexico

        The ADSs have not been and will not be registered in Mexico with the National Registry of Securities, maintained by the Mexican National Banking Commission and, as a result, may not be offered or sold publicly in Mexico. The Company and any underwriter or purchaser may offer and sell the ADSs in Mexico to Institutional and Accredited Investors, on a private placement basis, pursuant to Article 8 of the Mexican Securities Market Law. Specific requirements apply in relation to any marketing materials relating to such an offer or sale to Institutional and Accredited Investors, on a private placement basis.

Peru

        The ADSs have not been registered before the Superintendency of the Securities Market (Superintendencia del Mercado de Valores) ("SMV") and are being placed by means of a private offer. SMV has not reviewed the information provided to the investor. This prospectus supplement is only for the exclusive use of institutional investors in Peru and is not for public distribution.

Chile

        ESTA OFERTA PRIVADA SE INICIA EL DÍA Y SE ACOGE A LAS DISPOSICIONES DE LA NORMA DE CARÁCTER GENERAL Nº 336 DE LA SUPERINTENDENCIA DE VALORES Y SEGUROS.

        ESTA OFERTA VERSA SOBRE VALORES NO INSCRITOS EN EL REGISTRO DE VALORES O EN EL REGISTRO DE VALORES EXTRANJEROS QUE LLEVA LA SUPERINTENDENCIA DE VALORES Y SEGUROS, POR LO QUE TALES VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE ÉSTA.

        POR TRATAR DE VALORES NO INSCRITOS NO EXISTE LA OBLIGACIÓN POR PARTE DEL EMISOR DE ENTREGAR EN CHILE INFORMACIÓN PÚBLICA RESPECTO DE LOS VALORES SOBRE LOS QUE VERSA ESTA OFERTA.

        ESTOS VALORES NO PODRÁN SER OBJETO DE OFERTA PÚBLICA MIENTRAS NO SEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE.

        This private offer commences on                        , 2018 and it avails itself of the General Regulation No. 336 of the Superintendence of Securities and Insurance.

        This offer relates to securities not registered with the Securities Registry or the Registry of Foreign Securities of the Superintendence of Securities and Insurance, and therefore such shares are not subject to oversight by the latter.

        Being unregistered securities, there is no obligation on the issuer to provide public information in Chile regarding such securities.

        These securities may not be subject to a public offer until they are registered in the corresponding Securities Registry.

LEGAL MATTERS

        The validity of the ADSs and certain matters of U.S. law will be passed upon for us by Shearman & Sterling LLP, New York, New York. The validity of the preferred shares and other matters governed by Brazilian law will be passed upon for us by Pinheiro Neto Advogados, São Paulo, Brazil. The underwriters have been represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Lefosse Advogados, São Paulo, Brazil. The Selling Shareholder has been represented by Sidley Austin LLP, New York, New York, Grandall Law Firm, Shangai, China, and Tozzini Freire Advogados, São Paulo, Brazil.

EXPERTS

        The consolidated financial statements of Azul S.A. appearing in Azul's Annual Report (Form 20-F) for the year ended December 31, 2017, have been audited by Ernst & Young Auditores Independentes S.S., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Azul S.A.

(Incorporated in the Federative Republic of Brazil)

Debt Securities
Preferred Shares including Preferred Shares
in the form of American Depositary Shares

        We may from time to time in one or more offerings offer and sell our (i) debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible; or (ii) preferred shares, directly or in the form of American depositary shares, or ADSs, each of which represents three preferred shares (which ratio may be changed, as described in "Description of American Depositary Shares") (the preferred shares offered directly and in the form of ADSs are collectively referred as the equity securities, and together with the debt securities are referred as the securities). The preferred shares may be evidenced by an American depositary receipt, or ADR, or may be held in uncertificated form (as described in "Description of American Depositary Shares").

        In addition, from time to time, the selling shareholders to be named in an applicable prospectus supplement, or the selling shareholders, may offer and sell the equity securities held by them. The selling shareholders may sell the equity securities through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the equity securities by the selling shareholders.

        The securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of the securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of the securities, see the section entitled "Plan of Distribution" beginning on page 42 of this prospectus.

        This prospectus describes some of the general terms that may apply to the securities. We and the selling shareholders, as applicable, will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. To the extent the applicable prospectus supplement is inconsistent, information in this prospectus is superseded by the information in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities.

        Our ADSs are currently listed on the New York Stock Exchange, or NYSE, under the symbol "AZUL". On June 22, 2018, the last reported sale price of our ADSs on NYSE was US$17.80 per ADS. Our preferred shares are currently listed on the Level 2 (Nível 2) segment of the São Paulo Stock Exchange (B3 S.A.—Brasil, Bolsa, Balcão), or B3, under the symbol "AZUL4". On June 22, 2018, the last reported sale price of our preferred shares on B3 was R$22.17 per preferred share, equivalent to US$5.8913 per preferred share, assuming an exchange rate as of June 22, 2018, which is R$3.7632 to US$1.00, and, with each ADS representing three preferred shares, this is equivalent to US$17.6738 per ADS. The applicable prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investments in the securities involve risks. See "Risk Factors" on page 6 of this prospectus. You should carefully consider the risks and uncertainties discussed under the heading "Risk Factors" included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.

        Neither the Securities and Exchange Commission, or the SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM, nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2018.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

        The securities are not being offered in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the applicable document.

        In this prospectus, references to "Azul," the "Company," "we," "us" and "our" refer to Azul S.A., a sociedade por ações incorporated under the laws of the Federative Republic of Brazil, or Brazil, and its subsidiaries on a consolidated basis, unless the context requires otherwise.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits and the documents incorporated by reference in the registration statement. Statements contained in this prospectus or an applicable prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should carefully read this document and the applicable prospectus supplement. You should also read the documents we have referred you to under "Where You Can Find More Information" below for information on the Company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information."

        We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the applicable prospectus supplement, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

 WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC's website at www.sec.gov.

        As a foreign private issuer, we are not subject to the same disclosure requirements as a domestic U.S. registrant under the Exchange Act. For example, we are not required to prepare and issue quarterly reports. However, we will be required to file annual reports on Form 20-F within the time period required by the SEC, which is currently four months from December 31, the end of our fiscal year. As a foreign private issuer, we are exempt from Exchange Act rules regarding proxy statements and short-swing profits.

        This prospectus is part of a registration statement on Form F-3 that we filed with the SEC and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. We have also filed a registration statement with the SEC on Form F-6 on February 7, 2017, as amended on March 17, 2017, to register the ADSs.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

        This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. We are "incorporating by reference" into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all of the securities covered by a particular prospectus supplement has been completed.

        We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  Azul's Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 27, 2018;

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  Azul's Report on Form 6-K furnished to the SEC on April 27, 2018, regarding the private transaction for the transfer of Azul's preferred shares by Hainan Airlines to United Airlines;

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  Azul's Report on Form 6-K furnished to the SEC on June 1, 2018, regarding the sale and replacement of certain of Azul's airplane fleet;

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  Azul's Report on Form 6-K furnished to the SEC on June 1, 2018, regarding the effects of a nationwide truck drivers' strike;

  •
  the description of the securities contained in our registration statement on Form 8-A filed on March 29, 2017 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Azul S.A.
Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues,
939 Tamboré, Barueri, São Paulo, SP 06460-040, Brazil
Telephone Number: +55 (11) 4831-2880
Attention: Investor Relations Department

        Except as provided above, no other information, including, but not limited to, information on our websites is incorporated by reference in this prospectus.

 FORWARD-LOOKING STATEMENTS

        This prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," "will," "foresee" and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in "Risk Factors" included in documents we file from time to time with the SEC that are incorporated by reference herein, including in our most recent Annual Report on Form 20-F, which is incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 20-F and on Forms 6-K that are designated as being incorporated by reference into this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

        These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our preferred shares, including in the form of ADSs. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties and assumptions and are made in light of information currently available to us.

        These statements appear throughout this prospectus and include statements regarding our intent, belief or current expectations in connection with:

  •
  changes in market prices, customer demand and preferences and competitive conditions;

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  general economic, political and business conditions in Brazil, particularly in the geographic markets we serve as well as any other countries we currently serve and may serve in the future;

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  our ability to keep costs low;

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  existing and future governmental regulations;

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  increases in maintenance costs, fuel costs and insurance premiums;

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  our ability to maintain landing rights in the airports that we operate;

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  air travel substitutes;

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  labor disputes, employee strikes and other labor-related disruptions, including in connection with negotiations with unions;

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  our ability to attract and retain qualified personnel;

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  our aircraft utilization rate;

  •
  defects or mechanical problems with our aircraft;

  •
  our ability to successfully implement our growth strategy, including our expected fleet growth, passenger growth, our capital expenditure plans, our future joint venture and partnership plans, our ability to enter new airports (including certain international airports), that match our operating criteria;

  •
  management's expectations and estimates concerning our future financial performance and financing;

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  plans and programs;

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  our level of debt and other fixed obligations;

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  our reliance on third parties, including changes in the availability or increased cost of air transport infrastructure and airport facilities;

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  inflation, appreciation, depreciation and devaluation of the real;

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  our aircraft and engine suppliers; and

  •
  other factors or trends affecting our financial condition or results of operations.

RISK FACTORS

        Any investment in the securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any applicable prospectus supplement, including the risk factors incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, or the 2017 Annual Report, including the categories of risks identified and discussed in the "Risk Factors" section of the 2017 Annual Report, which may be amended, supplemented or superseded from time to time by any applicable prospectus supplement and by other reports we file with the SEC in the future that are incorporated herein by reference. We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of the securities to decline, perhaps significantly, and investors may lose part or all of their investment. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

        In general, investing in the securities of issuers in emerging market countries such as Brazil involves risks that are different from the risks associated with investing in the securities of U.S. companies and companies located in other countries with more developed capital markets.

 AZUL S.A.

        Azul was founded on January 3, 2008 by entrepreneur David Neeleman and began operations on December 15, 2008. Backed by Mr. Neeleman and other strategic shareholders, we have benefitted from our partnerships and have invested in a robust and scalable operating platform. We have a management team that effectively combines local market expertise with diversified international experience and knowledge of best practices from the United States, the largest aviation market in the world.

        We are the largest airline in Brazil in terms of departures and cities served, with 739 daily departures to 106 destinations, creating an unparalleled network of 206 non-stop routes as of March 31, 2018. As the sole airline on 71% of our routes, we are the leading airline in 66 Brazilian cities in terms of departures in the three months ended March 31, 2018. In addition to having an extensive network, optimized fleet, and a high quality service, we wholly own our loyalty program TudoAzul, a strategic revenue-generating asset.

        We are incorporated as a Brazilian sociedade por ações under the corporate name Azul S.A. Our headquarters are at Edifício Jatobá, 8th floor, Castelo Branco Office Park, Avenida Marcos Penteado de Ulhôa Rodrigues, 939, Tamboré, Barueri, São Paulo, SP 06460-040, Brazil. We are registered with the Board of Trade of the state of São Paulo under corporate registration number, or NIRE, number 35.300.361.130. We have been registered with the CVM as a publicly held corporation since April 7, 2017.

 USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from the sale of debt securities under this prospectus to our general funds and will use them for working capital and other general corporate purposes.

        Unless otherwise indicated in an applicable prospectus supplement, in the case of a primary offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. Further details relating to the use of the net proceeds from the sale of securities under this prospectus will be set forth in the applicable prospectus supplement.

        In the case of a secondary offering of equity securities, we will not receive any of the proceeds of the sale by any selling shareholders of the equity securities covered by this prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table contains the consolidated ratios of earnings to fixed charges for the years ended December 31, 2017, 2016, 2015, 2014 and 2013 and the three-months ended March 31, 2018 and 2017.

	For the three months ended March 31		For the year ended December 31,
(R$, in thousands)	2018	2017	2017	2016	2015	2014	2013
Net income (loss) before income tax and social contribution	270,085	60,498	597,844	17,666	(1,077,425)	(87,464)	96,183
Add fixed charges (set forth below)	152,011	163,431	650,312	781,526	737,628	513,085	387,296
Less capitalized borrowing costs	—	(81)	—	(197)	(1,401)	(1,230)	(1,308)

Earnings	422,096	223,848	1,248,156	798,995	(341,198)	424,391	482,171
Interest expenses:
Interest on loans	47,708	77,188	278,840	399,873	378,346	313,057	230,882
Capitalized borrowing costs	—	81	—	197	1,401	1,230	1,308
Rental interest expenses*	104,303	86,162	371,472	381,456	357,881	198,798	155,106

Fixed charges	152,011	163,431	650,312	781,526	737,628	513,085	387,296
Ratio (earnings divided by fixed charges)	2.78	1.37	1.92	1.02	(0.46)	0.83	1.24

(*)
One third of operating lease expenses

 DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the debt securities and preferred shares, directly or in the form of ADSs, that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

 DESCRIPTION OF DEBT SECURITIES

        We may offer secured or unsecured debt securities, which may be senior, subordinated or junior subordinated, and which may be convertible. We may issue debt securities in one or more series.

        Any debt securities that we issue will be governed by a document called an indenture. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture is a contract entered into between us and a trustee. The trustee has two main roles:

  •
  first, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described in the indenture; and

  •
  second, the trustee performs administrative duties for us, such as sending interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

        Together or separately, we may issue as many distinct series of debt securities under the indenture as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer's certificate or a document evidencing the authorization of any such corporate body, as will be described in na applicable prospectus supplement.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture and any related securities documents and terms made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indenture.

        The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

  •
  the title and aggregate principal amount of the series of debt securities;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

  •
  whether the debt securities will be senior, subordinated or junior subordinated, and any applicable subordination provisions for any subordinated debt securities;

  •
  any restriction or condition on the transferability of the debt securities;

  •
  whether the debt securities are secured and the terms of such security;

  •
  the purchase price, denomination and any limit upon the aggregate principal amount of the series of debt securities;

  •
  the date or dates on which the principal of and premium, if any, on the series of debt securities is payable or the method of determination thereof;

  •
  the interest rate(s) at which the series of debt securities will bear interest or the method for determining the interest rate(s), the date or dates from which such interest will accrue or the method for determining that date or those dates, the dates on which interest will be payable and the regular record date, if any, for the interest payable on any interest payment date;

  •
  the place or places where the principal, any premium and any interest on the series of debt securities will be payable;

  •
  the place or places where the series of debt securities may be exchanged or transferred;

  •
  any redemption or early repayment provision;

  •
  our obligation or right to redeem, purchase or repay the series of debt securities under a sinking fund, amortization or analogous provision;

  •
  authorized denominations;

  •
  the form or forms of the debt securities of the series including such legends as may be required by applicable law;

  •
  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the series of debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

  •
  the portion of the principal amount that will be payable upon declaration of acceleration in connection with the occurrence of an event of default or the method by which such portion will be determined;

  •
  any covenants applicable to the series of debt securities being issued, any defaults and events of default applicable to the series of debt securities being issued, and whether those additional or modified events of default or covenants are subject to covenant defeasance;

  •
  provisions, if any, granting special rights to holders upon the occurrence of specified events;

  •
  whether provisions relating to covenant defeasance and legal defeasance apply to that series of debt securities;

  •
  provisions relating to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  the identity of the registrar and any paying agent;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities, the identity of the depositary for global securities, the form of any legends borne by the global securities and the terms upon which beneficial interests in a global security may be exchanged in whole or in part for beneficial interests in individual definitive securities;

  •
  the date as of which any global security of any series shall be dated if other than the original issuance of the first security of the series to be issued;

  •
  whether the series of debt securities are convertible or exchangeable into other securities; and

  •
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

        Unless we inform you otherwise in a prospectus supplement, debt securities will be issued in fully registered form without coupons and in denominations of $200,000 and multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus, as the case may be. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or free writing prospectus, as the case may be.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        The following is a brief summary of certain significant provisions of our bylaws, Brazilian corporate law, and the rules and regulations of the CVM and of the Level 2 segment of B3. This discussion does not purport to be complete and is qualified by reference to our bylaws, and of those laws, rules and regulations. For a summary of certain of your rights as a shareholder of a company listed on the Level 2 segment of B3, see "—Voting Rights" below.

General

        We are incorporated as a Brazilian sociedade por ações under the corporate name Azul S.A. Our headquarters are at Edifício Jatobá, 8th floor, Castelo Branco Office Park, Avenida Marcos Penteado de Ulhôa Rodrigues, 939, Tamboré, Barueri, São Paulo, SP 06460-040, Brazil. We are registered with the Board of Trade of the state of São Paulo under corporate registration number, or NIRE, number 35.300.361.130. We have been registered with the CVM as a publicly held corporation since April 7, 2017.

        Our preferred shares are listed on the Level 2 segment of B3 since April 11, 2017. This listing requires us to comply with the corporate governance and disclosure rules of the Level 2 segment of B3.

Issued Capital Stock

        As of the date of this prospectus, our total capital stock was approximately R$2.2 billion, fully paid-in and divided into 1,252,930,395 shares, all nominative, in book-entry form and without par value, consisting of 928,965,058 common shares and 323,965,337 preferred shares.

Treasury Stock

        As of the date of this prospectus we had 500,000 preferred shares in our treasury.

Corporate Purpose

        The corporate purpose of our Company, as stated in our bylaws, is as follows:

  •
  to hold direct or indirect equity interest in other companies of any type whose activity is one of more of the following:

  •
  operating national or international passenger, cargo or postal air transportation services under concessions granted by the competent authorities;

  •
  operating activities incidental to passenger, cargo, and postal air transportation;

  •
  carrying out aircraft, engine and other maintenance and repair services, whether for ourselves or for or third parties;

  •
  providing hangar space for aircraft services;

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  providing ground handling services, catering, and aircraft cleaning services;

  •
  acquiring or renting aircraft or related assets;

  •
  development and management of customer loyalty programs, whether for ourselves or for third parties;

  •
  sale of awards redemption rights under customer loyalty program;

  •
  providing tourism and travel services; and

  •
  other activities incidental or related to the foregoing.

Shareholders' Agreement

  General

        On May 25, 2012, and as amended from time to time, our principal shareholder entered into an Investment Agreement with the former shareholders of TRIP Linhas Aéreas S.A., or TRIP, referred to herein as the Investment Agreement, which provides TRIP's former shareholders with certain rights related to the control of our Company. On June 26, 2015, the Investment Agreement was amended by the Fourth Amendment to the Investment Agreement to include Calfinco, Inc., or Calfinco, as a party, and on August 3, 2016, the Investment Agreement was amended by the Fifth Amendment to the Investment Agreement to include Hainan Airlines Holding Co., Ltd., or Hainan, as a party. This agreement, as amended, provides that upon the effectiveness of an initial public offering, which happened in 2017, we and our current shareholders will be obligated in connection therewith to execute an agreed form of Shareholders' Agreement that is attached to the Investment Agreement, which shall become effective at such time, referred to herein as the Shareholders' Agreement. Pursuant to the form of Shareholders' Agreement that has been agreed to by us, our principal shareholder, TRIP's former shareholders, Calfinco and Hainan, the agreement, once it comes into effect, will remain in effect until the earlier of (i) twenty years as of the date of its execution or (ii) such time as TRIP's former shareholders together hold less than 5% of our common shares. For purposes of the discussion below, we refer to (i) Mr. Neeleman and TRIP's former shareholders together as the Principal Common Shareholders and (ii) Calfinco and Hainan together as the Principal Preferred Shareholders. All common shares held by the Principal Common Shareholders at the date of the Shareholders' Agreement, or which they may acquire in the future, and all preferred shares held by the Principal Preferred Shareholders at the date of the Shareholders' Agreement, or which they may acquire in the future, are subject to the Shareholders' Agreement.

        Under the Shareholders' Agreement, for as long as TRIP's former shareholders collectively hold at least 5% of our common shares, a majority of TRIP's former shareholders is required in order to approve any changes that, by amending the following provisions of our bylaws, may materially affect the rights of TRIP's former shareholders:

  •
  the quorum required for decisions of our board of directors;

  •
  the powers of our board of directors; and

  •
  the rules for calling, installing or reducing powers and other provisions regarding the meetings of our board of directors.

        Furthermore, under the Shareholders' Agreement, for as long as TRIP's former shareholders collectively hold at least 5% of our common shares, changes to our bylaws that change the total number of directors of our board of directors, which must remain composed of 14 members, must necessarily be approved by a majority of TRIP's former shareholders. However, a majority of TRIP's former shareholders is not necessary to approve an amendment that increases the size of our board of directors if TRIP's former shareholders are guaranteed representation proportional to that which they had before such amendment.

  Election of Board Members

        As a general rule, pursuant to the Shareholders' Agreement, a person who has a relationship (including as an investor, manager, executive, employee, consultant or representative) with any of our competitors or their subsidiaries may not serve as a member of our board, unless the competitor or its subsidiary is one of our shareholders or an affiliate of a shareholder.

  Election of Board Members by David Neeleman

        For so long as TRIP's former shareholders have the right to elect one or more directors pursuant to the mechanisms described above and subject to Calfinco and Hainan's right to appoint members of the board of directors, Mr. Neeleman may appoint the remaining members of the board of directors of the Company along with their alternates, and may dismiss or replace any of those members. In the event that the other holders of common shares or preferred shares exercise their right for multiple vote procedure in the election of members of the board of directors, in accordance with Brazilian corporate law, the number of directors elected by such shareholders shall be deducted from the number of directors that Mr. Neeleman has the right to appoint.

        Of the board members who may be appointed by Mr. Neeleman, at least two must be independent directors, according to the regulations of the Level 2 segment of B3, and at least one must be nominated by the shareholder who holds the largest number of our preferred shares at the time. If such shareholder is unable to or fails to nominate a director, then the shareholder holding the second largest number of our preferred shares may make the nomination and so on.

        Furthermore, Mr. Neeleman, any of his permitted transferees or any company controlled by Mr. Neeleman shall abstain from voting in any resolution and from taking part in any decision related to the conversion of TAP bonds into TAP equity securities.

  Election of Board Members by TRIP's former shareholders

        The Shareholders' Agreement provides that all the Principal Common Shareholders and the Principal Preferred Shareholders must vote in favor of electing directors as follows:

  •
  so long as TRIP's former shareholders collectively hold at least 20% of our common shares, they may appoint three directors, along with their alternates, and may dismiss or replace any of those three directors;

  •
  if TRIP's former shareholders collectively hold at least 10%, but less than 20% of our common shares, they may appoint two directors, along with their alternates, and may dismiss or replace both of those directors; and

  •
  if TRIP's former shareholders collectively hold at least 5%, but less than 10% of our common shares, they may appoint one director, plus an alternate, and may dismiss or replace such director.

  Election of Board Members by Calfinco

        The Shareholders' Agreement provides that all the Principal Common Shareholders and the Principal Preferred Shareholders must vote in favor of electing directors as follows:

  •
  so long as Calfinco holds at least 50% of the preferred shares resulting from the conversion of Class C preferred shares that were held as of August 3, 2016, Calfinco may appoint one director, along with his or her alternate, and may dismiss or replace this director.

  Election of Board Members by Hainan

        The Shareholders' Agreement provides that all the Principal Common Shareholders and the Principal Preferred Shareholders must vote in favor of electing directors as follows:

  •
  so long as Hainan holds at least a 20% economic interest in the Company and owns the largest percentage economic interest in the Company, taking into account TRIP's former shareholders as a single shareholding block, Hainan may appoint three directors, along with their alternates, and may dismiss or replace any of those three directors;

  •
  if Hainan holds at least a 10%, but less than a 20% economic interest in the Company, Hainan may appoint two directors, along with their alternates, and may dismiss or replace both of those directors;

  •
  if Hainan holds at least a 5%, but less than a 10% economic interest in the Company, Hainan may appoint one director, plus an alternate, and may dismiss or replace such director; and

  •
  in any case, no director appointed by Hainan may be a U.S. citizen or resident.

  Transfers of Shares

        The tag-along right and right of first offer described below do not apply to transfers of common shares to the Principal Preferred Shareholders or to affiliates of the Principal Common Shareholders. In addition, shareholders must, in any event, submit any request for the transfer of common shares to the Agência Nacional de Aviação Civil, or the Brazilian National Civil Aviation Agency, for prior approval.

  Tag-Along Rights

        If Mr. Neeleman intends to sell any of his common shares to a third party, he must give TRIP's former shareholders an opportunity (i) to participate in the sale on the same terms and (ii) to sell an equivalent amount of common shares so that the proportion of common shares between Mr. Neeleman and TRIP's former shareholders remains the same. TRIP's former shareholders must give Mr. Neeleman the same opportunity if they intend to sell any of their common shares.

  Rights of First Offer

        If Mr. Neeleman intends to sell any common shares in such a manner that, after such sale, the common shares held by Mr. Neeleman come to represent less than 50% plus one of our common shares, in each subsequent sale of common shares, he must first offer those shares to TRIP's former shareholders before offering them to any third party. His offer to TRIP's former shareholders must specify the number of common shares he intends to sell, the intended price per share, the payment conditions and any other relevant conditions. TRIP's former shareholders may then purchase those shares at or above the specified terms, as described in the Shareholders' Agreement.

        If TRIP's former shareholders wish to sell any of their common shares, they must first offer those shares to Mr. Neeleman before offering them to any third party. Their offer to Mr. Neeleman must specify the number of common shares they intend to sell, the intended price per share, the payment conditions and any other relevant conditions. Mr. Neeleman may then purchase those shares at or above the specified terms.

        If either Mr. Neeleman or TRIP's former shareholders, as the case may be, decline the right of first offer, the seller may pursue the intended sale to the third party at or above the price originally contemplated.

  Termination

        The Shareholders' Agreement will remain in effect until the earlier of twenty years as of the date of its execution or such time as TRIP's former shareholders together hold less than 5% of our common shares.

Rights of our Common and Preferred Shares

        Each of our common shares entitles the holder to cast one vote at our shareholders' meetings. Holders of our common shares that are fully paid-in may convert them into preferred shares, at the ratio of 75.0 common shares for 1.0 preferred share pursuant to our by-laws. However, the total number of preferred shares outstanding may never exceed 50% of our total shares.

        Our preferred shares are non-voting, except with regard to certain limited matters for as long as we are listed on the Level 2 segment of B3, as described below under "—Voting Rights."

        Our preferred shares have the following additional rights as compared to our common shares:

  •
  the right to participate in a public tender offer for control of Azul, on the same terms and conditions (taking into account the conversion ratio of 75.0 common shares to 1.0 preferred share) as are offered to our controlling shareholder (the minimum price per common or preferred share to be offered for such common or preferred shares shall be at least 75 times the price per share paid for the controlling stake);

  •
  the right to receive, upon any liquidation of Azul, capital reimbursement priority over common shares in an amount equal to our capital stock multiplied by the dividend participation to which the preferred shares are entitled (as determined by the formula set forth in Paragraph (l) of Article 54 of our bylaws);

  •
  the right to receive, upon any liquidation of Azul and after (i) any reimbursement provided by the capital reimbursement priority described above and (ii) the capital reimbursement of common shares in an amount equal to the total remaining assets payable to shareholders multiplied by the preferred shares' dividend participation; and

  •
  the right to receive dividends 75 times greater than the dividends payable on each common share.

  Reimbursement and Right of Withdrawal

        Under Brazilian corporate law, "dissenting shareholders" including shareholders who have no voting rights have the right to withdraw from a company and receive full reimbursement for the value of all their shares in certain circumstances. For purposes of this right of withdrawal, "dissenting shareholders" include shareholders who vote against a specific resolution, as well as those who abstain from voting or fail to appear at the shareholders' meeting.

        This right of withdrawal and reimbursement arises if any of the following matters are decided upon at a shareholders' meeting:

  1.
  creation of a new class of preferred shares or a disproportionate increase in an existing class of preferred shares relative to other classes of shares, unless such action is provided for in or authorized by our bylaws, which, as of the date of this prospectus, is not the case;

  2.
  modification to the preference, privilege or conditions for redemption or amortization granted to one or more classes of preferred shares, or the creation of a new class of preferred shares with greater privileges than the existing classes of preferred shares;

  3.
  reduction of the mandatory dividend;

  4.
  consolidation or merger into another company;

  5.
  participation in a group of companies (grupo de sociedades), as defined by Brazilian corporate law;

  6.
  the transfer of all shares to another company or receipt of shares by another company, in such a way as to make the company whose shares were transferred a wholly-owned subsidiary of the other;

  7.
  changes to our corporate purpose; or

  8.
  a spin-off that results in (i) a change to our corporate purpose (unless the spun-off company's assets and liabilities are transferred to a company that has substantially the same corporate purpose); (ii) a reduction in any mandatory dividend (although in our case, our preferred shares do not carry mandatory dividends); or (iii) any participation in a group of companies.

        In the case of items 1. and 2. above, only holders of the class or type of shares adversely affected may exercise a right of withdrawal.

        The right of withdrawal also arises if a spin-off or merger occurs but the new company fails to register as a public stock corporation (and, if applicable, fails to list its shares on the stock exchange) within 120 days of the date of the shareholders' meeting that approved the spin-off or merger.

        In the event that our shareholders approve any resolution for us to:

  •
  consolidate or merge with another company;

  •
  transfer all our shares to another company or acquire all the shares of another company; or

  •
  become part of a group of companies,

then any dissenting shareholder may exercise a right of withdrawal, but only if that shareholder's class of shares fails to satisfy certain liquidity tests at the time of the shareholders' meeting approving the merger, acquisition, sale or consolidation.

        The right of withdrawal expires 30 days after publication of the minutes of the shareholders' meeting that approved the relevant event. In addition, any resolution regarding items 1. or 2. above requires ratification by the majority of shareholders holding preferred shares at a special shareholders' meeting to be held within one year. In such cases, the 30-day deadline begins on the date of publication of the minutes of the special shareholders' meeting. If we were to believe that the exercise of withdrawal rights would be prejudicial to our financial stability, we would have ten days after the expiration of that 30-day deadline to reconsider the resolution that triggered the withdrawal rights.

        Brazilian corporate law provides that in order for any withdrawal rights to be exercised, any shares to be withdrawn and redeemed must have a value greater than the book value per share, calculated by reference to the latest balance sheet approved at a shareholders' meeting. If more than 60 days have passed since the date of that balance sheet, the shareholders wishing to exercise the withdrawal right may request a new valuation.

        The sale of our controlling stake in Azul Linhas Aéreas Brasileiras S.A. to a third party would be considered a change in our corporate purpose, which would give our shareholders withdrawal rights.

  Capital Increases and Preemptive Rights

        Each of our shareholders has preemptive rights to subscribe for any new shares that increase our capital stock (and any warrants or other securities convertible into new shares) in direct proportion to the equity interest held by them, considering the participation in dividends. Preemptive rights may be exercised during the period of up to 30 days following the publication of notice of the capital increase. If the capital increase applies in equal proportion to all existing types and classes of shares, each shareholder's preemptive rights would apply only to the type and class of shares currently held by such shareholder. If, however, an exercise of preemptive rights would result in a change to the proportional composition of our capital stock, the preemptive rights may be exercised over the types and classes identical to those already held by the shareholders only. The preemptive rights may only extend to any other shares if necessary to ensure the shareholders receive the same proportion of our capital stock as they had prior to the increase in capital. If the shares being issued are of types and classes that are different from the existing shares, each shareholder may exercise preemptive rights (in proportion to the shares currently held) over all the types and classes of shares being issued.

        Our bylaws provide that the preemptive rights may be excluded, or the deadline for exercise may be shortened, if we issue shares (or warrants or other securities convertible into new shares) through a public offering or a sale on a stock exchange, or by means of an exchange for shares in a public tender offer or acquisition of control.

        In addition, the grant of options to purchase shares under stock option plans does not give rise to preemptive rights.

Voting Rights

        Each of our common shares entitles the holder to cast one vote at our shareholders' meetings. Our preferred shares have no voting rights, except with regard to the following matters for as long as we are listed on the Level 2 segment of B3:

  (i)
  any direct conversion, consolidation, spin-off or merger of Azul;

  (ii)
  approval of any agreement between our company and our controlling shareholder(s) or parties related to the controlling shareholder, to the extent that Brazilian corporate law or our bylaws require that the agreement be submitted to the approval of a general shareholders' meeting;

  (iii)
  the valuation of any assets to be contributed to our Company in payment for shares issued in a capital increase;

  (iv)
  the appointment of an expert to ascertain the value our shares in connection with (A) a mandatory tender offer; (B) a delisting and deregistration transaction; or (C) any decision to cease to adhere to the requirements of the Level 2 segment of B3;

  (v)
  any change in, or the revocation of, provisions of our bylaws that results in the violation of certain requirements of the Level 2 segment of B3;

  (vi)
  the matters set forth in the Panel Code;

  (vii)
  any change in, or the revocation of, provisions of our bylaws that amends or modifies any of the requirements provided for in (A) Paragraphs Ten to Twelve of Article 5 (restricted voting rights attached to preferred shares); (B) Article 12 (extraordinary measures requiring shareholder approval); to (C) Article 14 (governance of special shareholders' meetings) of our bylaws;

  (viii)
  any change in, or the revocation of, provisions of our bylaws that amends or modifies any of the requirements provided for in (A) Paragraph Two of Article 15 (compensation of officers); (B) Article 29 (composition of our compensation committee), (C) Article 30 (functions of our compensation committee); (D) Article 31 (composition of our corporate governance committee); and (E) Article 32 (functions of our corporate governance committee) of our bylaws; and

  (ix)
  the compensation of our officers in accordance with Paragraph Two of Article 15 of our bylaws.

        Items (i) through (vii) listed above are considered "special matters". Items (i) through (vii) require previous approval of a special preferred shareholders' meeting if our controlling shareholder holds shares representing a dividend percentage equal to or less than 50%, and item (vii) always requires previous approval of a special preferred shareholders' meeting.

        In addition to the foregoing, the rights conferred on the preferred shareholders by the following articles of Brazilian corporate law may be exercised by our shareholders holding shares representing a percentage of dividend shares equal to the percentage of outstanding capital stock: (i) Article 4a—Introductory Paragraph (new valuation in the event of a public offer for the acquisition of shares for the closing of capital), (ii) Article 105 (filing lawsuits for access to corporate books), (iii) Sole Paragraph, Paragraph (c) and Paragraph (d) of Article 123 (convening an ordinary shareholders' meeting), (iv) Section Three of Article 126 (requesting a shareholders' directory), (v) Section One of Article 157 (requesting information from management at the annual shareholders' meeting), (vi) Section Four of Article 159 (filing a lawsuit against directors), (vii) Section Two of Article 161 (establishing a fiscal council), (viii) Section Six of Article 163 (requesting the provision of information by the fiscal council), (ix) Paragraph II of Article 206 (proposing a dissolution action), and (x) Paragraph 1(a) of Article 246 (filing an action for liability and redress against a parent company).

        Under Brazilian corporate law, shares with no voting rights or restricted voting rights (which would include our preferred shares) carry unrestricted voting rights in the event the company fails, for three consecutive years, to pay the privileged minimum or fixed dividends to which the shares are entitled, if any. Our preferred shares are not entitled to privileged minimum or fixed dividends and accordingly do not carry unrestricted voting rights if our Company fails to distribute the mandatory dividend (which is applicable to both common and preferred shares).

        Brazilian corporate law also provides that any change in the rights of preferred shareholders, or any creation of a class of preferred shares with greater privileges than the existing preferred shares, must be approved by the holders of common shares at a shareholders' meeting. Any such approval only becomes legally effective once it has been ratified by the majority of shareholders holding preferred shares at a special shareholders' meeting.

        Under Brazilian corporate law, minority holders of our preferred shares (with no voting rights or restricted voting rights) jointly representing at least 10% of our total capital stock have the right to elect one member of our board of directors in a separate voting process. Preferred shareholders have the right to elect two members of our board of directors in a separate voting process, pursuant to our bylaws. In addition, minority shareholders whose holding of our common shares represents at least 15% of our total voting capital stock have the right to elect one director in a separate voting process. Holders of preferred shares and common shares that represent 10% of the total share capital may combine their holdings in order to benefit from these rights.

        In addition, Brazilian corporate law provides that the following rights of shareholders may not be altered either in the bylaws or by shareholders' resolutions:

  •
  the right of holders of common shares to vote at general shareholders' meetings;

  •
  the right to participate in the distribution of dividends (including interest paid on our capital), and to share in our remaining assets in case of liquidation;

  •
  the right to subscribe for shares (or securities convertible into shares) in the circumstances summarized above; and

  •
  the withdrawal rights summarized above.

        Rights other than these unalterable rights may be granted or excluded in the bylaws or by shareholders' resolutions.

Shareholders' Meetings

        Our board of directors has the power to call shareholders' meetings. Notice of shareholders' meetings must be published at least three times in the Diário Oficial do Estado de São Paulo, the official newspaper of the state of São Paulo, and in a second newspaper of general circulation (currently Diário Comércio Indústria & Serviços). Our shareholders' meetings are held at our headquarters, in the city of Barueri, state of São Paulo. Shareholders attending a shareholders' meeting must produce proof of their status as shareholders and proof that they hold the shares entitling them to vote.

        Certain extraordinary matters must be approved by shareholders holding preferred shares through an extraordinary shareholders' meeting. In the first instance, our preferred shareholders representing at least 25% of our preferred shares may call an extraordinary shareholders' meeting. In the second instance, our preferred shareholders representing any number of our preferred shares may call an extraordinary shareholders' meeting, subject to the regulations of the Level 2 segment of B3. If a specific quorum is not required by Brazilian corporate law or the regulations of the Level 2 segment of B3, resolutions may pass by a majority vote of the preferred shareholders present.

        For a summary of how a holder of ADSs may receive information regarding and attend shareholders' meetings, see the section of this prospectus entitled "Description of American Depositary Shares."

Anti-Takeover Provisions

        Differently from companies incorporated under the laws of the State of Delaware, the majority of Brazilian publicly-held companies do not employ "poison pill" provisions to prevent hostile takeovers. As most Brazilian companies have clearly identified controlling shareholders, hostile takeovers are rare and thus no developed body of case law addresses the limits on the ability of management to prevent or deter potential hostile bidders. Brazilian corporate law, Level 2 B3 rules and our by-laws require any party that acquires our control to extend a tender offer for common and preferred shares held by non-controlling shareholders at the same purchase price paid to the controlling shareholder. In addition, any shareholder whose equity interest reaches 30% of our outstanding common shares, or the Relevant Shareholding Level must effect a tender offer for all of our outstanding common shares, preferred shares and instruments convertible to our common shares or preferred shares, under the terms of the Self-Regulatory Code on Mergers and Acquisitions, or the Panel Code, issued by the Takeover Panel Sponsors Association—CAF, or CAF, which code we adhere to (see "—Brazilian Takeover Panel (CAF)"). The price to be offered for our common shares in the tender offer will be the highest price paid for our common shares by the offer or during the twelve months prior to the day when the holder reached the Relevant Shareholding Level, adjusted for certain relevant corporate events such as dividends payments and stock splits. The price to be offered for each of our preferred shares and instruments convertible to our common shares in the tender offer will be a price 75 times higher than the price offered for each of our common shares. For more information on CAF, see "—Brazilian Takeover Panel (CAF)".

Principal Differences between Brazilian and U.S. Corporate Governance Practices

        We are subject to the NYSE corporate governance listing standards. As a foreign private issuer, the standards applicable to us are considerably different to the standards applicable to U.S. listed companies. Under the NYSE rules, we are required only

  •
  to have an audit committee or audit board that meets certain requirements, pursuant to an exemption available to foreign private issuers, as discussed below;

  •
  to provide prompt certification by our chief executive officer of any material non-compliance with any corporate governance rules; and

  •
  to provide a brief description of the significant differences between our corporate governance practices and the NYSE corporate governance practice required to be followed by U.S. listed companies.

        A summary of the significant differences between our corporate governance practices and those required of U.S. listed companies is included below.

  Majority of Independent Directors

        The NYSE rules require that a majority of the board must consist of independent directors. Independence is defined by various criteria, including the absence of a material relationship between the director and the listed company. Under the listing standards of Level 2 segment of B3, our board of directors must have at least five members, at least 20% of which must be independent. Also, Brazilian corporate law and the CVM have established rules that require directors to meet certain qualification requirements and that address the compensation and duties and responsibilities of, as well as the restrictions applicable to, a company's executive officers and directors. While our directors meet the qualification requirements of Brazilian corporate law and the CVM, we do not believe that a majority of our directors would be considered independent under the NYSE test for director independence. Brazilian corporate law requires that our directors be elected by our shareholders at a shareholders' meeting.

  Executive Sessions

        NYSE rules require that the non-management directors must meet at regularly scheduled executive sessions without management present. Brazilian corporate law does not have a similar provision. According to Brazilian corporate law, up to one-third of the members of the board of directors can be elected to officer positions. Our Chairman, David Neeleman, is a member of our board of directors. As a result, the non-management directors on our board do not typically meet in executive session.

  Nominating committee, corporate governance committee and compensation committee

        NYSE rules require that listed companies have a nominating/corporate governance committee and a compensation committee composed entirely of independent directors and governed by a written charter addressing the committee's required purpose and detailing its required responsibilities—although as a company the majority of whose voting shares are held by another group, we would not be required to comply with this rule. The responsibilities of the nominating/corporate governance committee include, among other things, identifying and selecting qualified board member nominees and developing a set of corporate governance principles applicable to the company. The responsibilities of the compensation committee, in turn, include, among other things, reviewing corporate goals relevant to the chief executive officer's compensation, evaluating the chief executive officer's performance, approving the chief executive officer's compensation levels and recommending to the board compensation of other executive officers, incentive compensation and equity-based plans.

        We are not required under applicable Brazilian corporate law to have a nominating committee, corporate governance committee and compensation committee. Aggregate compensation for our directors and executive officers is established by our common and preferred shareholders at annual shareholders' meetings, and our directors at board of directors' meeting are required to determine the allocation of the aggregate compensation among their members and the officers.

  Audit Committee and Audit Committee Additional Requirements

        NYSE rules require that listed companies have an audit committee that:

  •
  is composed of a minimum of three independent directors who are all financially literate;

  •
  meets the SEC rules regarding audit committees for listed companies;

  •
  has at least one member who has accounting or financial management expertise; and

  •
  is governed by a written charter addressing the committee's required purpose and detailing its required responsibilities.

        The audit committee is elected by the board of directors.

        All members of our audit committee either satisfy requirements of the SEC and NYSE applicable to U.S. audit committees or qualify with the Exchange Act Rule 10A-3 exemption.

  Shareholder Approval of Equity Compensation Plans

        NYSE rules require that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans (which may be approved for an undefined period), with limited exceptions. Under Brazilian corporate law, all stock option plans must be submitted for approval by the holders of our common shares. In addition, any issuance of new shares that exceeds our authorized share capital is subject to approval by holders of our common shares at a shareholders' meeting.

  Corporate Governance Guidelines

        NYSE rules require that listed companies adopt and disclose corporate governance guidelines. We comply with the corporate governance guidelines under applicable Brazilian law and the Level 2 segment of B3. We believe the corporate governance guidelines applicable to us under Brazilian law are consistent with the NYSE guidelines. We have adopted and observe the Policy of Material Fact Disclosure, which deals with the public disclosure of all relevant information as per CVM's Instruction No. 358 guidelines, and the Policy on Trading of Securities, which requires management to disclose all transactions relating to our securities, and which is required under Level 2 segment of B3.

  Code of Business Conduct and Ethics

        NYSE rules require that listed companies adopt and disclose a code of business conduct and ethics for directors, officers and employees, and promptly disclose any waivers of the code for directors or executive officers. Level 2 segment of B3 has a similar requirement.

        We adopted a code of business conduct and ethics in May 2009, which regulates the conduct of our managers in connection with the disclosure and control of financial and accounting information and their access to privileged and non-public information. Our code of business conduct and ethics complies with the requirements of the Sarbanes-Oxley Act of 2002, the NYSE rules and Level 2 segment of B3 rules.

  Internal Audit Function

        NYSE rules require that listed companies maintain an internal audit function to provide management and the audit committee with ongoing assessments of the company's risk management processes and system of internal control.

        Our internal auditing department works independently to conduct methodologically structured examinations, analysis, surveys and fact finding to evaluate the integrity, adequacy, effectiveness, efficiency and economy of the information systems processes and internal controls related to our risk management. The internal auditing department reports continually to our board of directors and audit committee and its activities are directly supervised by our audit committee, which acts under our board of directors, and is monitored by our audit and operational risk management superior committee. In carrying out its duties, the internal auditing department has access to all documents, records, systems, locations and people involved with the activities under review.

  Brazilian Takeover Panel (CAF)

        On January 21, 2014, we entered into an agreement to adhere to the Panel Code issued by CAF, a non-statutory non-for-profit entity organized under private law for the purpose of organizing, maintaining and administering the CAF. Our Company, shareholders, directors, fiscal council members and members of any other entity with technical or consultative functions created by statutory provision will have to respect the principles and rules of the Panel Code and comply with the decisions that may be taken by CAF under the Panel Code in respect of all tender offers, takeovers, stock takeovers, mergers or spin-offs in connection with a takeover.

        The rights of any shareholder who fails to comply with the Panel Code may be suspended pursuant to a decision of the shareholders at the Annual General Meeting, including the right of the non-compliant shareholder to vote.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

        Citibank, N.A., as depositary, will register and deliver the ADSs. Each ADS will, as of the date of this prospectus, represent the right to receive three preferred shares (which ratio may be changed, as described below) in registered form, deposited with the office of Banco Bradesco S.A. as custodian for the depositary. Each ADS will also represent the right to receive any other securities, cash or other property which may be received on behalf of the owner of the ADSs but not distributed by the depositary to the owners of ADSs because of legal restrictions or practical considerations. The principal executive office of the depositary is located at 388 Greenwich Street, New York, New York 10013.

        The preferred shares are listed for trading on the Level 2 listing segment of the B3, and the ADSs are listed for trading on the New York Stock Exchange.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

        We do not treat ADS holders as our shareholders and accordingly ADS holders will not have shareholder rights. Brazilian law governs shareholder rights. The depositary, the custodian and their respective nominees will be the holders of the preferred shares underlying the ADSs. Holders of ADSs, have ADS holder rights. A deposit agreement among us, the depositary, you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder and beneficial owner rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see "Where You Can Find Additional Information."

Holding the ADSs

  How will you hold your ADSs?

        You may hold ADSs (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name or through your broker or other financial institution, or (b) by holding ADSs in DRS. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly, by means of an ADR registered in your name. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

  How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on preferred shares or other deposited securities, after deducting its fees and expenses and any taxes and government charges. You will receive these distributions in proportion to the number of preferred shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our preferred shares) set by the depositary with respect to the ADSs.

  •
  Cash.  The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the preferred shares or any net proceeds from the sale of any preferred shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars, if it can do so on a practicable basis and can transfer such U.S. dollars to the United States and will distribute the amount thus received. If such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained, the deposit agreement allows the depositary to either distribute the foreign currency only to those ADS holders to whom it is possible to do so, or hold or cause the custodian to hold the foreign currency for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. The depositary will not invest the foreign currency and will not be liable for any interest for the respective accounts of the ADS holders.

        Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, will be deducted. See "Taxation." If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.  For any preferred shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing the right to receive such preferred shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional preferred shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell preferred shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed preferred shares sufficient to pay its fees and expenses in connection with that distribution. There can be no assurance that you will be given the opportunity to receive distributions under the same terms and conditions as the holders of preferred shares.

  •
  Elective Distributions in Cash or Shares.  If we offer holders of our preferred shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice from us as described in the deposit agreement of such elective distribution by us, and if we have indicated that we wish to make such elective distribution available to you, has discretion to determine to what extent such elective distribution is lawful and reasonably practicable, and thus, whether it can be made available to you as a holder of the ADSs. The depositary will not make such elective distribution to you until we first timely instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is lawful to do so. The depositary could decide it is not lawful or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the preferred shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing the right to receive preferred shares in the same way as it does in a share distribution. The depositary will not be obligated to make available to you a method to receive the elective dividend in preferred shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of preferred shares.

  •
  Rights to Purchase Additional Shares.  If we offer holders of our preferred shares any rights to subscribe for additional shares, the depositary shall, having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and determine whether it is lawful and reasonably practicable to make these rights available to you. The depositary will not make rights available to you unless we first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is lawful and reasonably practicable to do so, and such other documentation as is provided in the deposit agreement. If it is not lawful and reasonably practicable to make the rights available but it is lawful and reasonably practicable to sell the rights, the depositary will attempt to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

        If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for preferred shares (rather than ADSs).

        U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

        There can be no assurance that you will be given rights on the same terms and conditions as the holders of preferred shares or be able to exercise such rights.

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  Other Distributions.  Subject to receipt of timely notice and satisfactory documents by the depositary, as described in the deposit agreement, from us with our request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary may attempt to sell all or a portion of the distributed property sufficient to pay its fees and expenses in connection with that distribution. If any of the conditions above are not met, the depositary will attempt to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

        The depositary is not responsible if it is unlawful or impracticable to make a distribution available to any ADS holders. We have no obligation to register ADSs, preferred shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, preferred shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our preferred shares or any value for them if we or the depositary determine that it is not lawful or not practicable for us or the depositary to make them available to you. The depositary will hold any cash amounts or property it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until a distribution can be effected or such amounts and property that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Deposit, Withdrawal and Cancellation

  Which shares shall be accepted for deposit?

        No preferred shares shall be accepted for deposit unless accompanied by confirmation or such additional evidence, if any is required by the depositary, that is reasonably satisfactory to the depositary and the custodian that all conditions to such deposit have been satisfied by the person depositing such preferred shares under the laws and regulations of Brazil and any necessary approval has been granted by the CVM, Banco Central do Brasil, or the Central Bank, or any governmental body in Brazil, if any, which is then performing the function of the regulator of currency exchange.

        The depositary shall not be required to accept for deposit or maintain on deposit with the custodian (a) any fractional preferred shares or fractional deposited securities, or (b) any number of preferred shares or deposited securities which, upon application of the ratio of ADSs to deposited securities, would give rise to fractional ADSs.

  How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposits preferred shares or evidence of rights to receive preferred shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, and upon presentation of the applicable deposit certification, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto. Your ability to deposit shares and receive ADSs may be limited by U.S. and Brazilian legal considerations applicable at the time of deposit.

  How do ADS holders cancel an ADS?

        You may present (or provide appropriate instructions to your broker to present) your ADSs to the depositary for cancellation and then receive the corresponding number of underlying preferred shares at the custodian's offices. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the preferred shares and any other deposited securities underlying the ADSs to you or a person you designate. The depositary may ask you to provide documents as the depositary may deem appropriate before it will cancel your ADSs and deliver the underlying preferred shares and any other property.

  How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs and provided the continued availability of certified ADSs in the U.S., the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

  How do you vote?

        If certain conditions in the deposit agreement are satisfied as further described below, you may instruct the depositary to vote the preferred shares or other deposited securities underlying your ADSs at any meeting at which holders of preferred shares or other deposited securities are entitled to vote pursuant to any applicable law, the provisions of our bylaws and other constitutive documents, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the preferred shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the preferred shares. Our preferred shares have limited voting rights. See "Description of Capital Stock—Voting Rights."

        Upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our bylaws and other constitutive documents, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our bylaws and other constitutive documents, and the provisions of or governing the deposited securities (which provisions, if any, shall be summarized in pertinent part by us), to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the preferred shares or other deposited securities represented by such holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given. Voting instructions may be given only in respect of a number of ADSs representing an integral number of preferred shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified by the depositary in its notice to ADS holders. The depositary will endeavor, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement, our bylaws and the provisions of or governing the deposited securities, to vote or cause the custodian to vote the preferred shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct provided that if the depositary timely receives voting instructions from you that fail to specify the manner in which deposited securities are to be voted, you will be deemed to have instructed the depositary to vote in favor of the items in the voting instructions. Preferred shares or other deposited securities represented by ADSs for which no specific voting instructions are received by the depositary from the ADS holder shall not be voted except as provided below. Without limiting any of the foregoing, to the extent the depositary does not receive voting instructions from ADS holders, the depositary will take such actions as are necessary, upon our written request and subject to applicable law and the terms of the deposited securities, to cause the amount of shares represented by ADSs of those ADS holders to be counted for the purpose of satisfying applicable quorum requirements.

        If (i) we make a timely request to the depositary as contemplated above and (ii) no timely voting instructions are received by the depositary from you with respect to the deposited securities represented by your ADSs on or before the date established by the depositary for such purpose, the depositary shall deem you to have instructed the depositary to give a discretionary proxy to a person designated by our board of directors with respect to such deposited securities and the depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement, our bylaws and the provisions of the deposited securities, to give or cause the custodian to give a discretionary proxy to a person designated by our board of directors to vote such deposited securities; provided, however, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which our board of directors informs the depositary that (x) the we do not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of preferred shares.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the preferred shares underlying your ADSs. In addition, there can be no assurance that you will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our preferred shares.

        The depositary and its agents are not liable for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the preferred shares underlying your ADSs are not voted as you request.

Compliance with Regulations

  Information Requests

        Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Brazilian law, any applicable law of the United States of America, the rules and requirements of B3, our bylaws and other constitutive documents, any resolutions of our board of directors adopted pursuant to such bylaws, the requirements of any markets or exchanges upon which the preferred shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADSs, the identity of any other persons then or previously interested in such ADSs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of Brazil, our bylaws and other constitutive documents, and the requirements of any markets or exchanges upon which the ADSs or preferred shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs or preferred shares may be transferred, to the same extent as if such ADS holder or beneficial owner held preferred shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

  Disclosure of Interests

        Each ADS holder and beneficial owner shall comply with our requests pursuant to Brazilian law, the rules and requirements of the CVM and B3, and any other stock exchange on which the preferred shares are, or will be, registered, traded or listed or our bylaws and other constitutive documents, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

  Delivery of Information to the CVM, the Central Bank and B3

        We will comply with Brazil's Monetary Council Resolution No. 4,373, dated as of September 29, 2013, and will furnish to the CVM, the Central Bank and the B3, whenever required, information or documents related to the approved ADR program, the deposited securities and distributions thereon. The depositary and the custodian may release such information or documents and any other information as required by local regulation, law or regulatory body request.

  Ownership Restrictions

        We may restrict transfers of the preferred shares where such transfer might result in ownership of preferred shares exceeding limits imposed by applicable laws or our bylaws. We may also restrict, in such manner as we deem appropriate, transfers of the ADSs where such transfer may result in the total number of preferred shares represented by the ADSs owned by a single ADS holder or beneficial owner of ADSs to exceed any such limits. We may, in our sole discretion but subject to applicable law, instruct the depositary to take action with respect to the ownership interest of any ADS holder or beneficial owner of ADSs in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of an ADS holder or beneficial owner of ADSs of the preferred shares represented by the ADSs of such holder or beneficial owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and our bylaws. Notwithstanding the foregoing, neither we nor the depositary shall be obligated to ensure compliance with the foregoing ownership restrictions.

  Reporting Obligations and Regulatory Approvals

        Applicable laws and regulations, including those of the Central Bank, the CVM, the B3 and the Level 2 listing segment may require ADS holders and beneficial owners of preferred shares, including the ADS holders and beneficial owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. ADS holders and beneficial owners of ADSs are solely responsible for complying with such reporting requirements and obtaining such approvals, and pursuant to the deposit agreement, such holders and beneficial owners agree to make such determinations, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time and neither the depositary, the custodian nor we, nor any of their or our respective agents or affiliates shall be required to take any actions on behalf of such holders or beneficial owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

  Fees and Expenses

        As an ADS holder, you will be required to pay the following service fees to the depositary and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	Up to US$0.05 per ADS issued
Cancellation of ADSs, including in the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
Distribution of cash dividends or other cash distributions	Up to US$0.05 per ADS held
Distribution of ADSs pursuant to share dividends, free share distributions or exercise of rights	Up to US$0.05 per ADS held
Distribution of securities other than ADSs or rights to purchase ADSs	Up to US$0.05 per ADS held
Depositary operation and maintenance services	Up to US$0.05 per ADS held

        As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

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  fees for the transfer and registration of preferred shares charged by the registrar and transfer agent for the preferred shares in Brazil (i.e., upon deposit and withdrawal of preferred shares);

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  expenses incurred for converting foreign currency into U.S. dollars;

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  expenses for cable, telex, electronic and fax transmissions and for delivery of securities;

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  taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when preferred shares are deposited or withdrawn from deposit);

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  fees and expenses incurred in connection with the delivery or servicing of preferred shares on deposit;

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  fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to preferred shares, deposited securities, ADSs and ADRs; and

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  any applicable fees and penalties thereon.

        The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary and by the brokers (on behalf of their clients) delivering the ADSs to the depositary for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary to the holders of record of ADSs as of the applicable ADS record date.

        The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary.

        Until the applicable depositary fees and expenses are paid, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. The depositary may sell preferred shares or other depositary property held with respect to your ADSs and use the proceeds to satisfy your obligations to pay its fees and expenses.

        Certain of the depositary fees and charges (such as the depositary services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADSs, any surrender of ADSs and withdrawal of deposited securities or the termination of the deposit agreement.

        The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADSs or to release securities on deposit until all taxes and charges are paid by you. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations.

        Each ADS holder will be responsible for the payment and/or reimbursement of any and all taxes effectively paid or incurred by us, the Depositary or the Custodian (including as a result of the execution of any symbolic foreign exchange transaction (operação simbólica de câmbio)) related to or as a result of a deposit of preferred shares and/or withdrawal or sale of deposited property by such ADS holder. Each ADS holder will be responsible for the reporting of any false or misleading information, or the failure to report required information relating to foreign exchange transactions to the custodian or the Central Bank, as the case may be, in connection with deposits or withdrawals of deposited securities.

        If we change the nominal or par value of, split-up, cancel, consolidate or otherwise reclassify any of the deposited securities, or if we recapitalize, reorganize, merge, consolidate or sell our assets, any property which shall be received by the depositary or the custodian in exchange for, or in conversion of, or replacement of, or otherwise in respect of, the deposited securities shall, to the extent permitted by law, be treated as new deposited property under the deposit agreement, and the ADSs shall, subject to the provisions of the deposit agreement, any ADR(s) evidencing such ADSs and applicable law, represent the right to receive such additional or replacement deposited property. In connection with the foregoing, we may (i) issue and deliver additional ADSs as in the case of a stock dividend on the preferred shares, (ii) amend the deposit agreement and the applicable ADR(s), (iii) amend the applicable registration statement(s) in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs.

Amendment and Termination

  How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. The depositary will not consider to be materially prejudicial to your substantial rights any modification or supplement that are reasonably necessary for the ADSs to be registered under U.S. laws, in each case without imposing or increasing the fees and charges you are required to pay. In addition, the depositary may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

  How may the deposit agreement be terminated?

        We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In such cases, the depositary must notify you at least 30 days before termination.

        After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver preferred shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. At any time after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary's only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary and the custodian thereunder. The obligations of ADS holders and beneficial owners of ADSs outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable ADSs are presented to the depositary for cancellation under the terms of the deposit agreement and the ADS holders have satisfied any and all of their obligations thereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

  Books of Depositary

        The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office at all reasonable times but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

        The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

        These facilities may be closed at any time or from time to time, when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable request, to the extent not prohibited by law.

Limitations on Obligations and Liability

  Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary and the custodian. We, the depositary and the custodian:

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  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

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  are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, Brazil or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our bylaws or other constituent documents or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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  are not obligated to perform any act that is inconsistent with the terms of the deposit agreement;

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  are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our bylaws or other constituent documents or provisions of or governing deposited securities;

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  disclaim any liability for any action or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting preferred shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by any of us in good faith to be competent to give such advice or information;

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  are not liable for any indirect, special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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  disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs;

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  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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  are not obligated to appear in, prosecute or defend any action with respect to deposited property or the ADSs, except under the circumstances set forth in the deposit agreement; and

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  are not liable for any action or failure to act by any ADS holder relating to the ADS holder's obligations under any applicable Brazilian law or regulation relating to foreign investment in Brazil in respect of a withdrawal or sale of deposited securities, including, without limitation, any failure to comply with a requirement to register such investment pursuant to the terms of any applicable Brazilian law or regulation prior to such withdrawal or any failure to report foreign exchange transactions to the Central Bank, as the case may be.

        The depositary and any of its agents also disclaim any liability (i) with respect to Brazil's system of share registration and custody, including any liability in respect of the unavailability of deposited securities (or any distribution in respect thereof), (ii) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (iii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iv) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (v) for any tax consequences that may result from ownership of ADSs, preferred shares or deposited securities, or (vi) for any acts or omissions made by a successor depositary.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

        Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of preferred shares, the depositary may require:

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  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any preferred shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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  compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) regulations it may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

        The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

        You have the right to cancel your ADSs and withdraw the underlying preferred shares at any time except:

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  when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of preferred shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on our preferred shares;

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  when you owe money to pay fees, taxes and similar charges;

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  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of preferred shares or other deposited securities; or

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  other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

    This right of withdrawal may not be limited by any other provision of the deposit agreement.

        The depositary shall not knowingly accept for deposit under the deposit agreement any preferred shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such preferred shares.

Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying preferred shares. This is called a pre-release of the ADSs. The depositary may also deliver preferred shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying preferred shares are delivered to the depositary. The depositary may receive ADSs instead of preferred shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person or entity to whom the pre-release is being made (a) represents to the depositary in writing that at the time of the pre-release transaction it or its customer owns the preferred shares or ADSs that are to be delivered by it under such pre-release transaction, (b) agrees to indicate the depositary as owner of such preferred shares or ADSs in its records and to hold such preferred shares or ADSs in trust for the depositary until such preferred shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver such preferred shares or ADSs to the depositary or the custodian, as the case may be, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate; (2) at all times the pre-release is fully collateralized with cash, United States government securities or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will normally limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the aggregate number of ADSs then outstanding, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

ENFORCEMENT OF CIVIL LIABILITIES

        We are incorporated under the laws of Brazil. Substantially all of our directors and officers and certain of the experts named herein are non-U.S. residents, and all or a significant portion of the assets of those persons may be, and the most significant portion of our assets are, located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons or to enforce against them or against us in U.S. courts judgments predicated upon civil liability provisions of the U.S. federal or state securities laws.

        One of our subsidiaries, Canela Investments LLC, is a limited liability company incorporated under Delaware law. Canela Investments LLC is the parent company of nine aircraft operating companies, each of which is also incorporated in Delaware, that finance and operate a total of 13 of our aircraft. Judgments against us could be enforced against these U.S. assets.

        A judgment obtained outside Brazil against us, the Selling Shareholders, our directors and officers, or the experts named in this prospectus, would be enforceable in Brazil, without reconsideration of the merits, upon confirmation of that judgment by the Brazilian Superior Court of Justice. That confirmation will occur if the foreign judgment (i) complies with all formalities required for enforcement under the laws of the jurisdiction where it was rendered; (ii) is issued by a court of competent jurisdiction after proper service of process on the parties and such service either complies with Brazilian law, if made in Brazil, or, after sufficient evidence of the parties' absence from Brazil, as required by applicable law; (iii) is final and thus, not subject to appeal; (iv) is apostilled by the appropriate authority of the state rendering such foreign judgment in accordance with the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents, or the Apostille Convention, or, if the rendering state is not a signatory to the Apostille Convention, is duly authenticated by the appropriate Brazilian consulate; (v) does not violate a final and unappealable decision issued by a Brazilian court; (vi) is translated into Portuguese by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and (vii) is not contrary to Brazilian national sovereignty, public policy or public morality, and (viii) grants an injunction on an urgent matter (if applicable).

        In addition, a plaintiff, whether Brazilian or non-Brazilian, that resides outside Brazil during the course of litigation in Brazil must provide a bond to guarantee court costs and legal fees if the plaintiff owns no real property in Brazil that could secure payment, except in the case of (i) exemptions provided by an international agreement or treaty to which Brazil is a signatory; (ii) an action for enforcement of an extrajudicial instrument (título executivo extrajudicial), which may be enforced in Brazilian courts without review on the merits; (iii) enforcement of a judgment, including foreign judgments that have been duly recognized by the Brazilian Superior Court of Justice; (iv) counterclaims; and (v) in the event of an international agreement ratified by Brazil that does not require the obligation to post a bond, as established under Article 83 of the Brazilian Code of Civil Procedure.. This bond must be sufficient to satisfy the payment of court fees and defendant attorney's fees, as determined by the Brazilian judge, except in the cases indicated above. Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

        Furthermore, to become a Level 2 segment of B3 company, we have adhered exclusively to the Market Arbitration Chamber of the B3 for resolution of disputes between us and our investors relating to or derived from the enforceability, validity, applicability, interpretation, breach and its effects, of the provisions of the Brazilian corporate law, the Company's bylaws, the rules published by the CMN, the Central Bank, the CVM, and other rules applicable to the Brazilian capital markets in general, including the Level 2 rules, the Level 2 listing agreement, the Level 2 sanctions regulation and the rules of the Market Arbitration Chamber of the B3. Therefore, any disputes among our shareholders and holders of ADSs, and disputes between us and our shareholders and holders of ADSs, will be submitted to the Market Arbitration Chamber of the B3. As a result, a court in the United States could require that a claim brought by a holder of ADSs predicated upon the U.S. securities laws be submitted to arbitration in accordance with our bylaws. In that event, a purchaser of ADSs would be effectively precluded from pursuing remedies under the U.S. securities laws in the U.S. courts. However, a court in the United States could allow claims predicated upon the U.S. securities laws brought by holders who purchased ADSs on the NYSE to be submitted to U.S. courts.

        We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS

        Selling shareholders to be named in an applicable prospectus supplement may, from time to time, offer and sell some or all of the equity securities held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell equity securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders may also sell, transfer or otherwise dispose of some or all of the equity securities held by them in transactions exempt from the registration requirements of the Securities Act.

        We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of equity securities beneficially owned by such selling shareholder and the number of equity securities they are offering. The applicable prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in an applicable prospectus supplement relating to those securities.

        Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters' or agents' compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

        We and any selling shareholder may sell the securities:

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  through agents;

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  to or through underwriters or dealers;

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  directly to purchasers; or

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  through a combination of any of these methods of sale.

        Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters' compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement.

        In accordance with Rule 5110 of the Financial Industry Regulatory Authority, Inc., in no situation will underwriting compensation exceed 8% of the gross proceeds of any offering pursuant to the registration statement of which this prospectus forms part.

        We and any selling shareholder (directly or through agents) may sell, and, if applicable, the underwriters may resell, the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        In connection with the sale of the securities, the underwriters or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents. The underwriters may sell the securities to or through dealers, who may also receive compensation from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

        If so indicated in the prospectus supplement relating to an issue of the securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities and certain matters of U.S. law will be passed upon for us by Shearman & Sterling LLP, New York, New York and the validity of the preferred shares and other matters governed by Brazilian law will be passed upon for us by Pinheiro Neto Advogados, São Paulo, Brazil. Any underwriters will also be advised about certain legal matters by their own counsel, which will be named in any applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Azul S.A. appearing in Azul S.A.'s Annual Report (Form 20-F) for the year ended December 31, 2017, have been audited by Ernst & Young Auditores Independentes S.S., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Azul S.A.

19,379,335 American Depositary Shares,
each American Depositary Share representing three Preferred Shares

PROSPECTUS SUPPLEMENT

                        , 2018